                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                   AGILENT TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                                                                      Agilent Technologies, Inc.
                                                                                      3000 Hanover Street
                                                                                      Palo Alto, California
                                                                                      94304*

                                                                                      Edward W. Barnholt
                                                                                      President and
                                                                                      Chief Executive Officer
  [LOGO]

          To our Stockholders:

          I am pleased to invite you to attend the annual meeting of stockholders of Agilent Technologies, Inc. to be held on Tuesday, February 29, 2000 at 10 o'clock in the morning at the Flint Center for the Performing Arts located at 21250 Stevens Creek Boulevard, Cupertino, California.

          This is the solicitation by Agilent Technologies of proxies for its first annual meeting of stockholders. Agilent Technologies was formed in May 1999 as a wholly-owned subsidiary of Hewlett-Packard Company and comprises businesses that were separated from Hewlett-Packard's other operations in November 1999. On November 18, 1999, Agilent Technologies became a publicly-traded company with the issuance of 72,000,000 shares of common stock in an initial public offering. As of December 31, 1999, Hewlett-Packard owned 84.1% of the outstanding shares of our common stock. Hewlett-Packard has announced that it currently plans to complete its divestiture of Agilent Technologies by the middle of calendar year 2000 by distributing all of the shares of Agilent Technologies common stock owned by Hewlett-Packard to the holders of Hewlett-Packard's common stock.

          Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

          Also enclosed in this mailing are two other documents: our 1999 Annual Report, which contains information about Agilent Technologies' businesses and our 1999 Financial Report, which contains financial information about Agilent Technologies, including our 1999 audited financial statements.

          If you are unable to attend the meeting in person, you may listen to audio highlights which will be posted a few days after the meeting on our Web site located at http://www.agilent.com under "Investor Relations."

          Your vote is important. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. You may vote by following the instructions on your proxy card. Voting will ensure your representation at the annual meeting if you do not attend in person.

          Thank you for your ongoing support of and continued interest in Agilent Technologies.

          Sincerely,

          /s/ NED BARNHOLT

           *Please note that we are planning to move into our new headquarters in the middle of the 2000 calendar year. The address at the new location will be: 395 Page Mill Road, Palo Alto, California 94306.

                      2000 ANNUAL MEETING OF STOCKHOLDERS
                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT
                               TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS.................................................................          1

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING...................................          2
  WHY AM I RECEIVING THESE MATERIALS?....................................................................          2
  WHAT INFORMATION IS CONTAINED IN THESE MATERIALS?......................................................          2
  WHAT PROPOSALS WILL BE VOTED ON AT THE MEETING?........................................................          2
  WHAT IS AGILENT TECHNOLOGIES' VOTING RECOMMENDATION?...................................................          2
  WHAT SHARES OWNED BY ME CAN BE VOTED?..................................................................          2
  WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?....          2
  HOW CAN I VOTE MY SHARES IN PERSON AT THE MEETING?.....................................................          2
  HOW CAN I VOTE MY SHARES WITHOUT ATTENDING THE MEETING?................................................          2
  CAN I CHANGE MY VOTE?..................................................................................          3
  HOW ARE VOTES COUNTED?.................................................................................          3
  WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH OF THE PROPOSALS?.......................................          3
  WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY OR VOTING INSTRUCTION CARD?.........................          3
  HOW CAN I OBTAIN AN ADMISSION TICKET FOR THE MEETING?..................................................          3
  WHERE CAN I FIND THE VOTING RESULTS OF THE MEETING?....................................................          3

BOARD STRUCTURE AND COMPENSATION.........................................................................          4

PROPOSALS TO BE VOTED ON.................................................................................          5
  PROPOSAL NO. 1--Election of Class I Directors..........................................................          5
  PROPOSAL NO. 2--Ratification of Independent Accountants................................................          8
  PROPOSAL NO. 3--Approval of Agilent Technologies, Inc. Pay-For-Results Plan............................          8

COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS...............................................         11
  Beneficial Ownership Table.............................................................................         11
  Section 16(a) Beneficial Ownership Reporting Compliance................................................         12

EXECUTIVE COMPENSATION...................................................................................         13
  Summary Compensation Table.............................................................................         13
  Option Grants Table....................................................................................         15
  Aggregated Option Exercises and Year-End Option Values Table...........................................         15
  Estimated Annual Retirement Benefits Table Under Pension Plans.........................................         16

ARRANGEMENTS BETWEEN AGILENT TECHNOLOGIES AND HEWLETT-PACKARD............................................         17

ADDITIONAL QUESTIONS AND INFORMATION REGARDING THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS..............         28
  WHAT HAPPENS IF ADDITIONAL PROPOSALS ARE PRESENTED AT THE MEETING?.....................................         28
  WHAT CLASS OF SHARES ARE ENTITLED TO BE VOTED?.........................................................         28
  WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?........................................................         28
  WHO WILL COUNT THE VOTE?...............................................................................         28
  IS MY VOTE CONFIDENTIAL?...............................................................................         28
  WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE MEETING?............................................         28
  MAY I PROPOSE ACTIONS FOR CONSIDERATION AT NEXT YEAR'S ANNUAL MEETING OF STOCKHOLDERS OR NOMINATE
    INDIVIDUALS TO SERVE AS DIRECTORS?...................................................................         29

APPENDIX A--AGILENT TECHNOLOGIES, INC. PAY-FOR-RESULTS PLAN..............................................        A-1

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                           AGILENT TECHNOLOGIES, INC.
                              3000 HANOVER STREET
                          PALO ALTO, CALIFORNIA 94304*
                                 (650) 857-1501

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME                     10:00 a.m. on Tuesday, February 29, 2000

PLACE                    Flint Center for the Performing Arts
                         21250 Stevens Creek Boulevard
                         Cupertino, California

ITEMS OF BUSINESS        (1)  To elect Class I directors to a 3 year term

                         (2) To ratify the appointment of independent accountants

                         (3)  To approve a pay-for-results compensation plan

                         (4) To consider such other business as may properly come before the meeting

RECORD DATE              You are entitled to vote if you were a stockholder at
                         the close of business on Friday, December 31, 1999.

MEETING ADMISSION        Two cut-out admission tickets are included on the back
                         cover of this proxy statement. Please contact the
                         Agilent Technologies Corporate Secretary at our
                         corporate headquarters if you need additional tickets.
                         The meeting will begin promptly at 10 o'clock.

VOTING BY PROXY          Please submit a proxy as soon as possible so that your
                         shares can be voted at the meeting in accordance with
                         your instructions. For specific instructions on voting,
                         please refer to the instructions on the proxy card.

                                          By Order of the Board of Directors
                                          /s/ D. CRAIG NORDLUND
                                          D. CRAIG NORDLUND
                                          Senior Vice President, General Counsel
                                          and Secretary

  THIS PROXY STATEMENT AND ACCOMPANYING PROXY CARD ARE BEING DISTRIBUTED ON OR
                            ABOUT JANUARY 13, 2000.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
*Please note that we are planning to move into our new headquarters in the middle of the 2000 calendar year. The address at the new location will be:
 395 Page Mill Road, Palo Alto, California 94306.

     QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

       Q:  WHY AM I RECEIVING THESE MATERIALS?

       A:  The board of directors of Agilent
           Technologies is providing these proxy
           materials for you in connection with
           Agilent Technologies' annual meeting of
           stockholders which will take place on
           February 29, 2000. You are invited to
           attend the meeting and are requested to
           vote on the proposals described in this
           proxy statement.

       Q:  WHAT INFORMATION IS CONTAINED IN THESE
           MATERIALS?

       A:  The information included in this proxy
           statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Our 1999
           Annual Report and 1999 Financial Report
           are also enclosed.

       Q:  WHAT PROPOSALS WILL BE VOTED ON AT THE
           MEETING?

       A: There are three proposals scheduled to be voted on at the meeting:

           - the election of Class I directors for a 3 year term;
           - the ratification of independent
           accountants; and
           - the approval of a pay-for-results
             compensation plan.

       Q:  WHAT IS AGILENT TECHNOLOGIES' VOTING
           RECOMMENDATION?

       A: Our board of directors recommends that you vote your shares "FOR" each of the nominees to the board and "FOR" each of the other proposals.

       Q:  WHAT SHARES OWNED BY ME CAN BE VOTED?

       A:  All shares owned by you as of
           December 31, 1999, the RECORD DATE, may
           be voted by you. These shares include
           those (1) held directly in your name as
           the STOCKHOLDER OF RECORD and (2) held for you as the BENEFICIAL OWNER through a stockbroker, bank or other nominee.

       Q:  WHAT IS THE DIFFERENCE BETWEEN HOLDING
           SHARES AS A STOCKHOLDER OF RECORD AND AS A
           BENEFICIAL OWNER?

       A:  Most Agilent Technologies stockholders
           hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

           STOCKHOLDER OF RECORD

           If your shares are registered directly in your name with Agilent Technologies'
           Transfer Agent, Harris Trust and Savings
           Bank, you are considered, with respect to those shares, the STOCKHOLDER OF RECORD and these proxy materials are being sent directly to you by Agilent Technologies.
           As the STOCKHOLDER OF RECORD, you have the right to grant your voting proxy directly to Agilent Technologies or to vote in person at the meeting. Agilent
           Technologies has enclosed a proxy card for you to use.

           BENEFICIAL OWNER

           If your shares are held in a stock
           brokerage account or by a bank or other
           nominee, you are considered the BENEFICIAL
           OWNER of shares held IN STREET NAME and
           these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the STOCKHOLDER OF RECORD. As the beneficial owner, you have the right to direct your broker on how to vote and are also invited to attend the meeting.
           However, since you are not the STOCKHOLDER
           OF RECORD, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use.

       Q:  HOW CAN I VOTE MY SHARES IN PERSON AT THE
           MEETING?

       A: Shares held directly in your name as the STOCKHOLDER OF RECORD may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

           EVEN IF YOU PLAN TO ATTEND THE ANNUAL
           MEETING, WE RECOMMEND THAT YOU ALSO SUBMIT
           YOUR PROXY AS DESCRIBED BELOW SO THAT YOUR
           VOTE WILL BE COUNTED IF YOU LATER DECIDE
           NOT TO ATTEND THE MEETING.

       Q:  HOW CAN I VOTE MY SHARES WITHOUT ATTENDING
           THE MEETING?

       A:  Whether you hold shares directly as the
           stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee.
           For specific instructions on how to grant a proxy or submit voting instructions, please refer to your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

       Q:  CAN I CHANGE MY VOTE?

       A: You may change your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this by granting a new proxy or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this by submitting new voting instructions to your broker or nominee.

       Q:  HOW ARE VOTES COUNTED?

       A:  In the election of directors, you may vote
           "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For the other proposals, you may vote "FOR", "AGAINST" or "ABSTAIN". If you "ABSTAIN", it has the same effect as a vote "AGAINST". If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the board.

       Q:  WHAT IS THE VOTING REQUIREMENT TO APPROVE
           EACH OF THE PROPOSALS?

       A: In the election for Class I directors, the 2 persons receiving the highest number of "FOR" votes will be elected. All other proposals require the affirmative "FOR" vote of a majority of those shares present and entitled to vote. If you are a BENEFICIAL OWNER and do not provide the STOCKHOLDER OF RECORD with voting instructions, your shares may constitute
           BROKER NON-VOTES, as described in "WHAT IS
           THE QUORUM REQUIREMENT FOR THE MEETING?"
           on page 28. In tabulating the voting
           result for any particular proposal, shares which constitute BROKER NON-VOTES are not considered entitled to vote.

       Q:  WHAT DOES IT MEAN IF I RECEIVE MORE THAN
           ONE PROXY OR VOTING INSTRUCTION CARD?

       A:  It means your shares are registered
           differently or are in more than one
           account. Please provide voting
           instructions for all proxy and voting
           instruction cards you receive.

       Q:  HOW CAN I OBTAIN AN ADMISSION TICKET FOR
           THE MEETING?

       A: Two cut-out admission tickets are included on the back of this proxy statement. A limited number of tickets are available for additional joint owners. To request additional tickets, please contact the
           Agilent Technologies Corporate Secretary at our corporate headquarters. If you forget to bring an admission ticket, you will be admitted to the meeting only if you are listed as a stockholder of record as of December 31, 1999 and bring proof of identification. If you hold your shares through a stock broker or other nominee and fail to bring an admission ticket, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of December 31, 1999.

       Q:  WHERE CAN I FIND THE VOTING RESULTS OF THE
           MEETING?

       A:  We will announce preliminary voting
           results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal
           2000.

ADDITIONAL Q&A INFORMATION REGARDING THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS MAY BE FOUND ON PAGES 28 THROUGH 29 BELOW.

                        BOARD STRUCTURE AND COMPENSATION

    Our board is divided into three classes serving staggered three-year terms. Our board has 6 directors and the following 4 committees: (1) Audit,
(2) Compensation, (3) Nominating and (4) Executive. The membership during fiscal 1999 and the function of each committee are described below. During the period beginning May 1999, the formation of Agilent Technologies, and the end of the 1999 fiscal year, the board held 4 meetings. Each director attended at least 75% of all board meetings held during the period for which he was a director. There were no committee meetings.

NAME OF DIRECTOR                        AUDIT        COMPENSATION         NOMINATING         EXECUTIVE
NON-EMPLOYEE DIRECTORS:
Gerald Grinstein(1)                                            X                   X                 X
Thomas E. Everhart(2)                         X                X                   X
Walter B. Hewlett(2)                          X                                    X
David M. Lawrence, M.D.(2)                    X                X                   X*
Randall L. Tobias(3)
EMPLOYEE DIRECTORS:
Edward W. Barnholt(4)                                                              X                 X

X = Committee member; * = Chair

(1) Mr. Grinstein has served as a director since August 1999.

(2) Dr. Everhart, Mr. Hewlett and Dr. Lawrence have served as directors since July 1999.

(3) Mr. Tobias has served as a director since October 1999.

(4) Mr. Barnholt has served as a director since May 1999.

AUDIT COMMITTEE

Our audit committee is responsible for review of our auditing, accounting, financial reporting and internal control functions and for the selection of independent accountants. In addition, the committee is expected to monitor the quality of our accounting principles and financial reporting, our compliance with foreign trade regulations as well as the independence of and the non-audit services provided by our independent accountants. In discharging its duties, the audit committee is expected to:

    - review and approve the scope of the annual audit and the independent accountant's fees;

    - meet independently with our internal auditing staff, our independent accountants and our senior management; and

    - review the general scope of our accounting, financial reporting, annual audit and internal audit program, matters relating to internal control systems as well as the results of the annual audit.

COMPENSATION COMMITTEE

Our compensation committee determines, approves and reports to the board on all elements of compensation for our elected officers including total cash compensation and long-term equity based incentives.

NOMINATING COMMITTEE

Our nominating committee proposes a slate of directors for appointment by our stockholders at each annual meeting and candidates to fill any vacancies on the board of directors. It is also responsible for approving management succession plans and addressing board of directors organizational and governance issues.

EXECUTIVE COMMITTEE

Our executive committee meets or takes written action when the board is not otherwise meeting and has the level of authority delegated to it from time to time by the board of directors, except that it cannot amend our bylaws, recommend any action that requires the approval of the stockholders or to take any other action not permitted under Delaware law to be delegated to a committee.

       DIRECTOR COMPENSATION ARRANGEMENTS AND STOCK OWNERSHIP GUIDELINES

    The following table provides information on Agilent Technologies' compensation and reimbursement practices during fiscal 1999 for non-employee directors. Directors who are employed by Agilent Technologies do not receive any compensation for their board activities.

                                   COMPENSATION TABLE
                                    FOR FISCAL 1999
Annual Director Retainer(1)                                                     $100,000
Annual Retainer for Board Chairman(1)                                           $400,000
Minimum Percentage of Annual Retainer to be Paid in Agilent
 Technologies Stock Options                                                          75%
One Time Initial Payment to be Paid in Agilent Technologies Stock
 Options(1)                                                                     $250,000
One Time Initial Payment to be Paid in Agilent Technologies Stock
 Options for Board Chairman(1)                                                  $500,000
Additional Retainer for Committee Chair                                           $5,000
Reimbursement for Expenses Attendant to Board Membership                             Yes

(1) Agilent Technologies stock options granted as initial payments or as part of the annual retainers were granted on November 18, 1999, the date of Agilent Technologies' initial public offering.

    In addition, each of Dr. Everhart, Mr. Hewlett and Dr. Lawrence were granted on November 18, 1999, 1,000 restricted shares of Agilent Technologies' common stock as compensation for his service on an advisory board during the formation process of Agilent Technologies.

                                 PROPOSAL NO. 1

                         ELECTION OF CLASS I DIRECTORS

    Our board of directors is divided into three classes serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires.

    The term for two directors will expire at this 2000 annual meeting. Directors elected at the 2000 annual meeting will hold office for a three-year term expiring at the annual meeting in 2003 (or until their respective successors are elected and qualified, or until their earlier death, resignation or removal). All of the nominees are currently directors of Agilent Technologies. They were previously elected by Hewlett-Packard, acting as a sole stockholder of Agilent Technologies.

    Information regarding the business experience of each nominee is provided below.

NOMINEES FOR A THREE-YEAR TERM THAT WILL EXPIRE IN 2003

EDWARD W. BARNHOLT        Mr. Barnholt has served as our President and Chief Executive
Age 56                    Officer and as a director since May 1999. Before being named our
                          Chief Executive Officer, Mr. Barnholt served as General Manager of Hewlett-Packard's Measurement Organization from 1998 to 1999, which included Hewlett-Packard's Electronic Instruments Group, the Microwave and Communications Group, the Communications Test
                          Solutions Group, the Automated Test Group, the Chemical Analysis
                          Group, the Components Group and the Medical Products Group. From
                          1990 to 1998, he served as General Manager of Hewlett-Packard's
                          Test and Measurement Organization. He was elected a Senior Vice
                          President of Hewlett-Packard in 1993 and an Executive Vice
                          President in 1996. He is a director of KLA-Tencor Corporation.

GERALD GRINSTEIN          Mr. Grinstein has served as Chairman of our board of directors
Age 67                    since August 1999. From 1985 to 1995, he held a number of
                          positions at Burlington Northern, Inc. He was named its Chairman and Chief Executive Officer in July 1991 and retired from his position as chairman of Burlington Northern Santa Fe Corporation
                          (the successor to Burlington Northern, Inc.) in September 1995.
                          Mr. Grinstein served as Chairman of the Board of Delta Air
                          Lines, Inc. from August 1997 to October 1999 and has served as a principal of Madrona Investment Group, L.L.C., a Seattle based investment company, since October 1996. He is a director of Delta
                          Air Lines, Inc., PACCAR Inc., Vans, Inc., The Pittston Company,
                          Expedia.com and Imperial Sugar Corporation.

    OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD OF THESE NOMINEES.

    Our other directors are not up for election this year and will continue in office for the remainder of their terms or earlier in accordance with our bylaws. Information regarding the business experience of each nominee is provided below.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2001

WALTER B. HEWLETT         Mr. Hewlett has served as a director since July 1999.
Age 55                    Mr. Hewlett is an independent software developer involved with computer applications in the humanities. In 1997, Mr. Hewlett was elected to the Board of Overseers of Harvard University. In 1994,
                          Mr. Hewlett participated in the formation of Vermont Telephone
                          Company of Springfield, Vermont and currently serves as its
                          Chairman. Mr. Hewlett founded the Center for Computer Assisted
                          Research in the Humanities in 1984, for which he serves as a director. Mr. Hewlett has been a trustee of The William and Flora
                          Hewlett Foundation since its founding in 1966 and currently serves as its Chairman. Mr. Hewlett has served as a director of
                          Hewlett-Packard since 1987. He is the son of Hewlett-Packard co-founder William R. Hewlett.

RANDALL L. TOBIAS         Mr. Tobias has served as a director since October 1999. Prior to
Age 57                    assuming this position, from 1993 to 1998, Mr. Tobias served as
                          Chairman of the Board of Directors and Chief Executive Officer of
                          Eli Lilly and Company and has served as its Chairman Emeritus since January 1999. Prior to joining Eli Lilly, Mr. Tobias served as Vice Chairman of the Board of AT&T from 1986 to 1993 and as
                          Chairman and Chief Executive Officer of AT&T International (an
                          AT&T subsidiary) from 1991 to 1993. Mr. Tobias is a director of
                          Kimberly-Clark Corporation, Knight-Ridder, Inc. and Phillips
                          Petroleum Company.

DIRECTORS WHOSE TERMS WILL EXPIRE IN 2002

THOMAS E. EVERHART        Dr. Everhart has served as a director since July 1999. From
Age 67                    February to July 1998, Dr. Everhart acted as the Pro-Vice
                          Chancellor of the University of Cambridge. Since October 1998, he
                          has served as a trustee of the California Institute of
                          Technology. Prior to assuming that position, Dr. Everhart served as President of the California Institute of Technology from
                          September 1987 until his retirement in October 1997, when he became President Emeritus. Since December 1997, Dr. Everhart has
                          acted as the Senior Scientific Advisor to the W. M. Keck
                          Foundation. He is a director of General Motors Corporation,
                          Raytheon Company, Hughes Electronics Corporation, Reveo, Inc. and
                          Saint-Gobain Company. He is also a director of the Corporation for National Research Initiatives, the Electric Power Research
                          Institute and a member of the Board of Trustees of the California
                          Institute of Technology and of the Board of Overseers of Harvard
                          University.

DAVID M. LAWRENCE, M.D.   Dr. Lawrence has served as a director since July 1999. Dr.
Age 57                    Lawrence has served as Chairman of the Board since 1992 and Chief
                          Executive Officer since 1991 of Kaiser Foundation Health
                          Plan, Inc. and Kaiser Foundation Hospitals. He held a number of management positions with those organizations prior to assuming his current positions, including Vice Chairman of the Board and
                          Chief Operating Officer. Dr. Lawrence is a director of Pacific
                          Gas and Electric Company and Raffles Medical Group, Inc.

                                 PROPOSAL NO. 2

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

    The board of directors has appointed PricewaterhouseCoopers LLP as Agilent Technologies' independent accountants to audit its consolidated financial statements for the 2000 fiscal year. During fiscal 1999, PricewaterhouseCoopers LLP served as Hewlett-Packard's independent accountants and was appointed as Agilent Technologies' independent accountants in August 1999.

Although we are not required to seek your approval of this appointment, the board believes it to be sound corporate practice to do so. If the appointment is not ratified, the audit committee will investigate the reasons for your rejection and the board will reconsider the appointment.

Representatives of PricewaterhouseCoopers LLP are expected to attend the meeting where they will be available to respond to questions and, if they desire, to make a statement.

    OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS AGILENT TECHNOLOGIES' INDEPENDENT ACCOUNTANTS FOR THE 2000 FISCAL YEAR.

                                 PROPOSAL NO. 3

   APPROVAL OF AGILENT TECHNOLOGIES, INC. PAY-FOR-RESULTS PLAN (VARIABLE PAY)

    The compensation committee of the board of directors has adopted the Agilent Technologies, Inc. Pay-For-Results Plan. At the annual meeting, we are asking stockholders to approve the Pay-For-Results Plan in order to qualify payments made to certain Agilent Technologies officers under the Pay-For-Results Plan as deductible for U.S. federal income tax purposes. The board believes that the Pay-For-Results Plan benefits stockholders by linking a portion of executive and management compensation to performance and by qualifying amounts paid pursuant to the Pay-For-Results Plan for a U.S. federal income tax deduction.

    OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AGILENT TECHNOLOGIES, INC. PAY-FOR-RESULTS PLAN.

                      SUMMARY OF THE PAY-FOR-RESULTS PLAN

GENERAL

The Pay-For-Results Plan is designed to directly link the annual cash compensation for designated Agilent Technologies executives and managers to business performance. Under the Pay-For-Results Plan, base pay will be targeted at market median base pay levels. If pre-determined business performance measures are met and/or exceeded, additional cash bonuses may be awarded. Total cash compensation (base pay plus cash bonuses) will be targeted at market median total cash compensation levels if performance goals are met, and at or above market levels if performance measures are significantly exceeded. The Pay-For-Results Plan will be administered in six-month performance periods, which coincide with each half of Agilent Technologies' fiscal year.

ADMINISTRATION

The compensation committee of the board of directors will administer the Pay-For-Results Plan and has full power to interpret and administer the Pay-For-Results Plan. The compensation committee may empower a committee or person or persons to administer the Pay-For-Results Plan with respect to participants other than "covered employees" as that term is defined in
Section 162(m) of the United States Internal Revenue Code.

PARTICIPATION AND ELIGIBILITY

The compensation committee will designate the plan participants for each six-month performance period. Persons employed by Agilent Technologies or one of its affiliates and in active service during a performance period will be eligible to participate.

The compensation committee will determine Pay-For-Results Plan participation based on an employee's job position. If a plan participant changes from one eligible position to another or transfers into a position that is not eligible for participation under the Pay-For-Results Plan, any bonus will be prorated based on the plan participant's time in each eligible position and his or her performance measured against the applicable performance measures. A plan participant will forfeit any bonus for a performance period during which such participant is involuntarily terminated by Agilent Technologies for cause or voluntarily terminates his or her employment with Agilent Technologies for reasons other than death, permanent and total disability or retirement.

The compensation committee has designated 102 plan participants for the performance period, which began on November 1, 1999 and will end April 30, 2000.

PLAN OPERATION

As previously described, the Pay-For-Results Plan will be administered in six-month performance periods which coincide with each half of Agilent Technologies' fiscal year. The target bonus is an amount that may be paid if 100% of all applicable performance measures are met in the performance period. The target bonus shall be equal to a fixed percentage of the plan participant's base salary. The compensation committee shall determine such fixed percentage by the 45th day of the performance period.

At the beginning of each performance period, the compensation committee will determine who will participate in the Pay-For-Results Plan and for each plan participant:

- the applicable performance measures, which could be based on net order dollars, net profit growth, net revenue dollars, revenue growth, individual performance, earnings per share, return on assets, return on equity, other company-wide and business unit financial objectives, customer satisfaction indicators and operational efficiency measures;

- the threshold bonus percentage, the target bonus and the maximum bonus; and

- the percentages to be allocated for each performance measure.

For each 6-month performance period, a plan participant may earn a bonus of up to 2 times the target bonus.

Following the end of each performance period, the compensation committee will determine the actual performance results for each performance measure, the amount to which each plan participant is entitled based on the percentage allocated by the compensation committee to each performance measure against the target bonus for each plan participant, and the bonus to which each plan participant is entitled. If the relevant performance measures are not achieved, the plan participant may not receive any bonus or only a portion of the target bonus. If the relevant performance measures are exceeded, the plan participant may be eligible for a bonus in excess of the target bonus.

In determining the amount of cash compensation paid pursuant to the Pay-For-Results Plan, the compensation committee has the discretion to consider certain extraordinary events, such as a major accounting change, unanticipated material acquisition, divestiture or investment activity, or unforeseen flow-through charges, which may affect the evaluated performance results.

With the exception of the Agilent Technologies, Inc. Executive Deferred Compensation Plan and the Agilent Excess Benefit Retirement Plan, Agilent Technologies intends that any benefits payable or accruable to plan participants under Agilent Technologies benefit programs will be based on such plan participant's base pay rather than on his or her actual total cash compensation.

FEDERAL INCOME TAX CONSIDERATIONS

All amounts paid pursuant to the Pay-For-Results Plan are taxable income to the employee when paid. Agilent Technologies will be entitled to a federal income tax deduction for all amounts paid under the Pay-For-Results Plan if it is approved by stockholders and meets the other requirements of Section 162(m) of the United States Internal Revenue Code.

AMENDMENT AND TERMINATION OF THE PLAN

The compensation committee may amend, suspend or terminate the Pay-For-Results Plan at any time and for any reason.

ESTIMATED BONUSES

The following table shows the range of bonuses payable under the Pay-For-Results Plan during fiscal 2000 to (1) the Agilent Technologies officers named in the Summary Compensation Table on page 3, (2) all current executive officer participants and (3) all other employees, including all current officers who are not executive officers. The maximum bonus represents 2 times the target bonus.

        RANGE OF BONUSES FOR FISCAL 2000 UNDER THE PAY-FOR-RESULTS PLAN

                                DOLLAR VALUE ($)
     NAME AND POSITION          MINIMUM--MAXIMUM
Edward W. Barnholt            $0--$1,200,000
 Chairman, President and
 Chief Executive Officer
Byron Anderson                $0--$300,000
 Senior Vice President
Richard D. Kniss              $0--$273,900
 Senior Vice President
John E. Scruggs               $0--$282,000
 Senior Vice President
William P. Sullivan           $0--$264,000
 Senior Vice President
All current executive         $0--$1,336,074
 officers as a group(1)
All other employees, as a     $0--$6,218,368
 group

(1) Dorothy D. Hayes, Vice President and Controller will not be a participant in the Pay-For-Results Plan.

Other than Mr. Barnholt, none of Agilent Technologies' current directors are eligible to participate in the Pay-For-Results Plan.

INCORPORATION BY REFERENCE

The foregoing is only a summary of the Pay-For-Results Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix A.

           COMMON STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth information, as of December 31, 1999, concerning:

    - beneficial ownership of Agilent Technologies common stock by Hewlett-Packard, the only beneficial owner of more than 5% of Agilent Technologies' common stock;

    - beneficial ownership of Agilent Technologies common stock by all directors and executive officers named in the Summary Compensation Table on page 13; and

    - beneficial ownership of Agilent Technologies common stock by all directors and executive officers as a group.

    In addition, to the extent our directors and officers own shares of Hewlett-Packard common stock at the time of the distribution, they will participate in the distribution on the same terms as other holders of Hewlett-Packard common stock. Therefore, the table also sets forth information, as of December 31, 1999, concerning:

    - beneficial ownership of Hewlett-Packard common stock by all directors and executive officers named in the Summary Compensation Table on page 13; and

    - beneficial ownership of Hewlett-Packard common stock by all directors and executive officers as a group.

    The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire as of February 29, 2000, 60 days after the record date of December 31, 1999, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the following table.

                           BENEFICIAL OWNERSHIP TABLE

                                                   SHARES OF                                    SHARES OF
                                             AGILENT TECHNOLOGIES                            HEWLETT-PACKARD
                                              BENEFICIALLY OWNED                            BENEFICIALLY OWNED
                                  -------------------------------------------  --------------------------------------------
    NAME OF BENEFICIAL OWNER        NUMBER       NATURE(1)       PERCENTAGE      NUMBER       NATURE(1)       PERCENTAGE
--------------------------------  ----------  ----------------  -------------  -----------  --------------  ---------------
Hewlett-Packard Company.........  380,000,000 Direct                84.1   %           --   --                    --

Edward W. Barnholt..............          --  --                     --           122,925   Direct                 *
                                                                                  226,000   Vested Options
                                                                                    5,292   Indirect(2)

Gerald Grinstein................          --  --                     --             5,500   Direct                 *

                                              Restricted
Thomas E. Everhart..............       1,000  Shares                  *             4,076   Direct                 *
                                                                                    5,604   Vested Options

                                              Restricted
Walter B. Hewlett...............       1,000  Shares                  *           100,000   Direct                 *
                                                                                    3,924   Vested Options
                                                                                   17,210   Indirect(3)

                                              Restricted
David M. Lawrence, M.D..........       1,000  Shares                  *             1,452   Direct                 *
                                                                                    4,560   Vested Options

Randall L. Tobias...............       2,000  Direct                  *             1,000   Direct(4)              *

Byron Anderson..................          --  --                     --            23,879   Direct                 *
                                                                                   12,500   Vested Options
                                                                                    1,242   Indirect(5)

                                                   SHARES OF                                    SHARES OF
                                             AGILENT TECHNOLOGIES                            HEWLETT-PACKARD
                                              BENEFICIALLY OWNED                            BENEFICIALLY OWNED
                                  -------------------------------------------  --------------------------------------------
    NAME OF BENEFICIAL OWNER        NUMBER       NATURE(1)       PERCENTAGE      NUMBER       NATURE(1)       PERCENTAGE
--------------------------------  ----------  ----------------  -------------  -----------  --------------  ---------------
Richard D. Kniss................          --  --                     --            16,391   Direct                 *
                                                                                   24,200   Vested Options

John E. Scruggs.................          --  --                     --            17,526   Direct                 *
                                                                                   31,000   Vested Options

William P. Sullivan.............          --  --                     --               974   Direct                 *
                                                                                    7,800   Vested Options

All directors and executive
  officers as a group...........       6,500                          *           860,667                          *

------------------------------

*   Represents holdings of less than one percent.

(1) "Vested Options" are options which may be exercised as of February 29, 2000. "Restricted Shares" are subject to a vesting schedule, forfeiture risk and other restrictions.

(2) Includes 5,292 shares held by Mr. Barnholt as a custodian for his children.

(3) Includes 15,930 shares of Hewlett-Packard common stock held by Mr. Hewlett for the benefit of his children and 1,280 shares of Hewlett-Packard common stock held by his spouse. Excludes 60,042,696 shares of Hewlett-Packard common stock held by the William R. Hewlett Revocable Trust, of which Mr. Hewlett is a co-trustee, and 2,143,500 shares of Hewlett-Packard common stock held by the William and Flora Hewlett Foundation, of which Mr. Hewlett is a director. Mr. Hewlett shares voting and investment power over the shares held by the William R. Hewlett Revocable Trust and the William and Flora Hewlett Foundation. Mr. Hewlett disclaims any beneficial interest in the excluded shares because he has no economic interest in any of these shares.

(4) Excludes 1,000 shares of Hewlett-Packard common stock held by the Mariane W. Tobias Revocable Trust, a trust in the name of Mr. Tobias' spouse, 400 shares of Hewlett-Packard common stock held by the JK Foundation, a family foundation of which Mr. Tobias' spouse is chairman and director, 400 shares of Hewlett-Packard common stock held by the Trust for the Benefit of James
    R. Ullyot, a trust in which Mr. Tobias' spouse has voting and investment power, and 350 shares of Hewlett-Packard common stock held by the Mariane W. Tobias Individual Retirement Account. Mr. Tobias disclaims any beneficial interest in the excluded shares because he has no voting or investment power in any of these shares.

(5) Includes 621 shares held for the benefit of his daughter and 621 shares held in trust for his son, for which trust he is trustee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our stock. Agilent Technologies believes that during fiscal 1999, its officers, directors and 10% stockholders complied with all
Section 16(a) filing requirements. In making this statement, Agilent Technologies has relied upon the written representations of its directors and officers.

                             EXECUTIVE COMPENSATION

    The following table sets forth certain compensation information for the chief executive officer and the four other executive officers of Agilent Technologies who, based on the salary and bonus compensation information from Hewlett-Packard and its subsidiaries, were the most highly compensated for the year ended October 31, 1999. All information set forth in this table reflects compensation earned by these individuals for services with Hewlett-Packard and its subsidiaries for the fiscal year ended October 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                                                COMPENSATION
                                                                           -----------------------
                                                                                   AWARDS               PAYOUTS
                                                                           -----------------------  ---------------
                                                    ANNUAL COMPENSATION    RESTRICTED                  LONG TERM
                                                   ----------------------    STOCK     SECURITIES      INCENTIVE       ALL OTHER
                                                                 BONUS      AWARD(S)   UNDERLYING       PAYOUTS      COMPENSATION
     NAME AND PRINCIPAL POSITION          YEAR     SALARY ($)    ($)(1)      ($)(2)    OPTIONS (#)        ($)           ($)(4)
--------------------------------------  ---------  ----------  ----------  ----------  -----------  ---------------  -------------
Edward W. Barnholt ...................       1999  $  920,635  $  474,684  $  409,141      70,000      $       0(3)   $   313,892
  President and Chief Executive
  Officer

Byron Anderson .......................       1999     425,000     135,690      22,932      20,000              0          109,474
  Senior Vice President, Electronic
  Products and Solutions

Richard D. Kniss .....................       1999     388,025     162,436      19,397      20,000              0           97,775
  Senior Vice President, Chemical
  Analysis

John E. Scruggs ......................       1999     415,167     193,350      21,166      22,000              0           80,110
  Senior Vice President, Automated
  Test

William P. Sullivan ..................       1999     408,438     174,331     177,570      15,000              0           30,678
  Senior Vice President, Semiconductor
  Products

                    FOOTNOTES TO SUMMARY COMPENSATION TABLE

(1) The amounts shown in this column reflect payments under Hewlett-Packard's 1999 Variable Pay Plan and Hewlett-Packard's cash profit-sharing plan. Hewlett-Packard's 1999 Variable Pay Plan is available to designated key employees of Hewlett-Packard. The cash profit-sharing plan is available to all employees of Hewlett-Packard.

    Under the cash profit-sharing plan, a portion of Hewlett-Packard's earnings generated during each half of Hewlett-Packard's fiscal year is paid to employees. The amount paid is based upon the performance of Hewlett-Packard as measured by return on assets and revenue growth.

    Hewlett-Packard's 1999 Variable Pay Plan permitted Hewlett-Packard to designate a portion of the annual cash compensation planned for certain key employees as variable pay. The Hewlett-Packard compensation committee established the performance metrics under the 1999 Variable Pay Plan for fiscal 1999. These metrics varied with respect to the individual participants based on their position within Hewlett-Packard. The executive officers named in the Summary Compensation Table were paid the following amounts under the 1999 Variable Pay Plan for fiscal 1999: Mr. Barnholt, $406,278;

    Mr. Anderson, $108,290; Mr. Kniss, $137,420; Mr. Scruggs, $167,594; and
    Mr. Sullivan, $152,411. The amounts attributable to the Variable Pay Plan for fiscal 1999 are included in the table above under "Bonus."

(2) The amounts disclosed in this column reflect, for fiscal 1999, the dollar values of Hewlett-Packard's common stock which Hewlett-Packard contributed under its Employee Stock Purchase Plan, as a match for every two shares purchased by the named executive officer and, for Mr. Barnholt, performance-based restricted shares of Hewlett-Packard's common stock which Hewlett-Packard granted.

    The Employee Stock Purchase Plan is a broad-based plan which is available to all employees of Hewlett-Packard. The matching shares vest two years after the date of Hewlett-Packard's contributions, which occur on a rolling fiscal quarter basis, and are subject to forfeiture during the two-year period in the event of termination or certain other events. The named executive officers receive non-preferential dividends on these restricted shares. In fiscal 1999, Hewlett-Packard, under its Employee Stock Purchase Plan, granted 667 shares of restricted stock to Mr. Barnholt worth $54,001; 295 shares of restricted stock to Mr. Anderson worth $22,932; 249 shares of restricted stock to Mr. Kniss worth $19,397; and 272 shares of restricted stock to Mr. Scruggs worth $21,166. Mr. Sullivan did not participate in the Hewlett-Packard Employee Stock Purchase Plan during fiscal 1999.

    In fiscal 1999, Hewlett-Packard granted 6,000 shares of performance-based restricted stock to Mr. Barnholt valued at $355,140 based upon the grant date closing price of $59.19 per share. The performance-based restricted stock will vest only to the extent that Hewlett-Packard achieves stated performance goals with respect to earnings per share and return on assets over a three-year period ending October 31, 2001.

    In fiscal 1999, Hewlett-Packard granted 3,000 shares of restricted stock valued at $177,570 to Mr. Sullivan. The restricted stock granted to Mr. Sullivan is not subject to performance-based goals with respect to earnings per share and return on assets.

    At October 31, 1999 each of the executive officers named in the Summary Compensation Table held the following number of shares of restricted stock with a value based on the October 29, 1999 closing price of $74.19 per share: Mr. Barnholt held 41,000 shares of restricted stock valued at $3,041,790, Mr. Anderson held 25,000 shares of restricted stock valued at $1,854,750, Mr. Kniss held 10,000 shares of restricted stock valued at $741,900, Mr. Scruggs held 16,300 shares of restricted stock valued at $1,209,297, and Mr. Sullivan held 8,300 shares of restricted stock valued at $615,777.

(3) In November 1999, the Hewlett-Packard compensation committee reviewed the results for the three-year performance period ended October 31, 1999 and determined that the performance objectives associated with performance-based restricted stock granted in fiscal year 1997 had been met at target. Therefore, no adjustments to the stock grants were made and the amount in the Long Term Incentive Payouts column is correspondingly $0.

(4) The amounts disclosed in this column include payment by Hewlett-Packard of $85 in fiscal 1999 for term life insurance on behalf of each of the executive officers named in the Summary Compensation Table and Hewlett-Packard's contributions under its Tax Saving Capital Accumulation Plan in fiscal 1999 of $6,400 on behalf of each of Mr. Barnholt, Anderson, Kniss and Scruggs and of $3,714 on behalf of Mr. Sullivan. In addition, the amounts disclosed in this column include the following one-time payments for accrued sick leave: $307,407 to Mr. Barnholt, $102,989 to Mr. Anderson, $91,290 to Mr. Kniss, $73,625 to Mr. Scruggs and $26,879 to Mr. Sullivan.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table shows all grants of options to acquire shares of Hewlett-Packard common stock granted to the executive officers named in the Summary Compensation Table on page 13 for the fiscal year ended October 31, 1999.

                                                                     % OF TOTAL
                                                    NUMBER OF          OPTIONS
                                                   SECURITIES        GRANTED TO
                                                   UNDERLYING      HEWLETT-PACKARD     EXERCISE OR                     GRANT DATE
                                                     OPTIONS        EMPLOYEES IN       BASE PRICE                     PRESENT VALUE
                NAME                     YEAR     GRANTED(#)(1)      FISCAL YEAR       ($/SH.)(2)    EXPIRATION DATE     ($)(3)
-------------------------------------  ---------  -------------  -------------------  -------------  ---------------  -------------
Edward W. Barnholt...................       1999       70,000               0.4%            59.19         Nov. 2008      1,488,200
Byron Anderson.......................       1999       20,000               0.1             59.19         Nov. 2008        425,200
Richard D. Kniss.....................       1999       20,000               0.1             59.19         Nov. 2008        425,200
John E. Scruggs......................       1999       22,000               0.1             59.19         Nov. 2008        467,720
William P. Sullivan..................       1999       15,000               0.1             59.19         Nov. 2008        318,900

------------------------

(1) The options granted are exercisable 25% after the first year, 50% after the second year, 75% after the third year, and 100% after the fourth year.

(2) The exercise price may be paid by delivery of already-owned shares and tax withholding obligations related to exercise may be paid by offset of the underlying shares, subject to certain conditions.

(3) Hewlett-Packard used a modified Black-Scholes model of option valuation to determine grant date present value. Hewlett-Packard does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. Calculations for the named officers are based on a seven-year option term, which reflects Hewlett-Packard's experience that its options, on average, are exercised within seven years of grant. Other assumptions used for the valuations for fiscal 1999 are: an annual interest rate of 5.53%; an annual dividend yield of 1.0% and volatility of 30%. The resulting values are reduced by 8% to reflect Hewlett-Packard's experience with forfeitures.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

    The following table shows aggregate exercises of options to purchase Hewlett-Packard common stock in the fiscal year ended October 31, 1999, by the executive officers named in the Summary Compensation Table on page 13.

                                                                      NUMBER OF SECURITIES
                                                                     UNDERLYING UNEXERCISED    VALUE OF UNEXERCISED IN-
                                                                       OPTIONS AT FISCAL         THE-MONEY OPTIONS AT
                                            SHARES       VALUE            YEAR-END (#)          FISCAL YEAR-END ($)(1)
                                          ACQUIRED ON   REALIZED   --------------------------  -------------------------
            NAME                 YEAR      EXERCISE       ($)      EXERCISABLE  UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
-----------------------------  ---------  -----------  ----------  -----------  -------------  ----------  -------------
Edward W. Barnholt...........       1999      82,288    6,757,816     178,500        137,500    7,993,245     2,111,675
Byron Anderson...............       1999      36,400    2,963,674      14,000         38,000      304,165       587,755
Richard Kniss................       1999       9,200      631,304      12,900         32,300      309,259       518,593
John E. Scruggs..............       1999      16,000    1,352,848      16,625         40,875      380,054       642,431
William P. Sullivan..........       1999       7,650      219,865           0         28,600            0       631,694

------------------------

(1) The value of unexercised options is based upon the difference between the exercise price and the average of the high and low market prices on October 29, 1999 of $73.88.

                                 PENSION PLANS

    The following table shows the estimated annual benefits payable upon retirement to Hewlett-Packard eligible employees in the United States under Hewlett-Packard's Deferred Profit-Sharing Plan or the Deferred Plan, Hewlett-Packard's Retirement Plan, or the Retirement Plan, and Hewlett-Packard's Excess Benefit Retirement Plan or the Excess Benefit Plan. To calculate the number of years of an eligible employee's service, the pension plans will bridge each eligible employee's service with Hewlett-Packard to that eligible employee's service with Agilent Technologies.

                   ESTIMATED ANNUAL RETIREMENT BENEFITS(1)(2)

    HIGHEST
   FIVE-YEAR
    AVERAGE        15 YEARS    20 YEARS    25 YEARS     30 YEARS
  COMPENSATION    OF SERVICE  OF SERVICE  OF SERVICE   OF SERVICE
----------------  ----------  ----------  ----------  ------------

  $    400,000    $   87,207  $  116,276  $  145,345  $    174,414

       600,000       132,207     176,276     220,345       264,414

       800,000       177,207     236,276     295,345       354,414

     1,000,000       222,207     296,276     370,345       444,414

     1,200,000       267,207     356,276     445,345       534,414

     1,400,000       312,207     416,276     520,345       624,414

     1,600,000       357,207     476,276     595,345       714,414

     1,800,000       402,207     536,276     670,345       804,414

     2,000,000       447,207     596,276     745,345       894,414

     2,200,000       492,207     656,276     820,345       984,414

     2,400,000       537,207     716,276     895,345     1,074,414

------------------------

(1) Amounts exceeding $130,000 would be paid pursuant to the Excess Benefit
    Plan.

(2) No more than $160,000 (as adjusted from time to time by the IRS) of eligible compensation may be taken into account in calculating benefits payable under the Retirement Plan.

    The compensation covered by the pension plans whose benefits are summarized in the table above equals base pay. The covered compensation for each of the executive officers named in the Summary Compensation Table is the highest five-year average for such executive officer. The compensation covered by the pension plans for the executive officers named in the Summary Compensation Table shall be the "total targeted cash compensation" as defined under Hewlett-Packard's 1999 Variable Pay Plan.

    Agilent Technologies' new defined benefit plans will be comparable to the corresponding Hewlett-Packard plans, and Agilent Technologies employees will receive credit under those plans for their years of service with Hewlett-Packard. Officers named in the Summary Compensation Table have been credited with the following years of service: Mr. Barnholt, 30 years, Mr. Anderson, 29 years, Mr. Kniss, 30 years, Mr. Scruggs, 26.8 years and
Mr. Sullivan, 22.8 years. Retirement benefits shown are payable at age 65 in the form of a qualified joint and survivor annuity or single life annuity, as applicable to the employee and reflect the maximum offset allowance currently in effect under Section 401(1) of the Internal Revenue Code of 1986, as amended, to compute the offset for such benefits under the pension plans. For purposes of calculating the benefit, an employee cannot be credited with more than 30 years of service.

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         ARRANGEMENTS BETWEEN AGILENT TECHNOLOGIES AND HEWLETT-PACKARD

    WE HAVE PROVIDED BELOW A SUMMARY DESCRIPTION OF THE MASTER SEPARATION AND DISTRIBUTION AGREEMENT, EFFECTIVE AS OF AUGUST 12, 1999, OR THE SEPARATION AGREEMENT, AND THE KEY RELATED AGREEMENTS. THIS DESCRIPTION IS MERELY A SUMMARY OF THE MATERIAL TERMS OF SUCH AGREEMENTS AND ACCORDINGLY, IS NOT COMPLETE. IF YOU WISH TO READ THE FULL TEXT OF THESE AGREEMENTS, THEY HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS EXHIBITS TO AGILENT TECHNOLOGIES' REGISTRATION STATEMENT ON FORM S-1 AND MAY BE FOUND ON THE SECURITIES AND EXCHANGE COMMISSION'S WEB SITE LOCATED AT WWW.SEC.GOV.

                  MASTER SEPARATION AND DISTRIBUTION AGREEMENT

The master separation and distribution agreement contains the key provisions relating to the separation, the initial public offering and the distribution.

THE SEPARATION. The separation was completed in November 1999. The general assignment and assumption agreement governed the terms of the transfer to us of assets and liabilities from Hewlett-Packard. Hewlett-Packard transferred to us ownership of specified subsidiaries. Hewlett-Packard also delivered additional agreements governing various interim and ongoing relationships between Hewlett-Packard and us following the separation date. The ancillary agreements include:

    - a general assignment and assumption agreement;

    - master technology, patent, and trademark ownership agreements;

    - an employee matters agreement;

    - a tax sharing agreement;

    - a master information technology service level agreement;

    - a real estate matters agreement;

    - an environmental matters agreement;

    - a master confidential disclosure agreement; and

    - an indemnification and insurance matters agreement.

To the extent that the terms of any of these ancillary agreements conflict with the separation agreement, the terms of these agreements govern. These agreements are described more fully below.

CASH TO BE TRANSFERRED TO AGILENT TECHNOLOGIES. Hewlett-Packard has provided us sufficient cash to satisfy the following obligations or requirements (as adjusted with mutual agreement):

    - the obligations of Hewlett-Packard, which will be assumed by Agilent Technologies, and the obligations of our Japanese subsidiary under Hewlett-Packard's agreement with Yokogawa to buy out Yokogawa's interest in this subsidiary;

    - taxes specified in the tax sharing agreement incurred in connection with Hewlett-Packard's restructuring of its operations in Japan;

    - working capital and acquisition requirements of $250 million; and

    - an amount, as of October 31, 1999, equal to:

    (A) the difference between specified assets and liabilities related to our business that will be retained by Hewlett-Packard, plus or minus

    (B) specified assets, net of specified liabilities, retained by our Japanese subsidiary related to Hewlett-Packard's business.

Hewlett-Packard and its subsidiaries made interim cash payments to us in November 1999 amounting to $1.08 billion. On December 15, 1999, Hewlett-Packard and we recalculated these cash payments based on our October 31, 1999 balance sheet as $1.26 billion. As a result of such recalculations, Hewlett-Packard paid an additional $0.18 billion. Additional cash will be held by some of our subsidiaries on the separation date.

THE INITIAL PUBLIC OFFERING. Under the terms of the separation agreement we offered approximately 15.9% of our outstanding common stock in our initial public offering on November 18, 1999.

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The net proceeds from such offering was approximately $2.1 billion and was paid to Hewlett-Packard as a dividend.

THE DISTRIBUTION. By the middle of calendar year 2000, Hewlett-Packard intends to distribute the remaining shares of our common stock Hewlett-Packard holds to Hewlett-Packard stockholders on a pro rata basis. We will prepare an information statement with Hewlett-Packard and send it to Hewlett-Packard stockholders before the distribution becomes effective. The information statement will inform the stockholders of the distribution and its specifics. Hewlett-Packard may, in its sole discretion, change the distribution date. Hewlett-Packard intends to consummate the distribution only if the following conditions are met (any of which may be waived by Hewlett-Packard):

    - the Internal Revenue Service must issue a favorable tax ruling on the tax-free status of the transaction and the transaction qualifies as a tax-free reorganization under Sections 368(a)(1)(D) and 355 of the Internal Revenue Code of 1986;

    - all required government approvals must be in effect;

    - no legal restraints must exist preventing this distribution; and

    - nothing must have happened in the intervening time between the initial public offering and the distribution that makes the distribution harmful to Hewlett-Packard or its stockholders.

COVENANTS BETWEEN HEWLETT-PACKARD AND AGILENT TECHNOLOGIES. In addition to signing documents that transfer control and ownership of various assets and liabilities of Hewlett-Packard relating to our business, we have agreed with Hewlett-Packard to enter into additional service level agreements, exchange information, engage in certain auditing practices and resolve disputes in particular ways.

ADDITIONAL SERVICE LEVEL AGREEMENTS. Hewlett-Packard has entered into interim service level agreements covering the provision of various interim services, including financial, accounting, building services, legal and other services by Hewlett-Packard to us or, in certain circumstances, vice versa. These services will generally be provided for a fee equal to the actual direct and indirect costs of providing the services plus 5%. The interim service level agreements generally have a term of two years or less from the date of separation. However, some interim service level agreements, including those for building services and information technology services, may be extended beyond the initial two-year period. If these agreements are extended, their terms will change so that the lessor will receive fair market rental value for the rental component of the building services and the costs plus 10% for information technology and other services and non-rental components of building services.

INFORMATION EXCHANGE. Both Hewlett-Packard and we have agreed to share information with each other, at no cost to the requesting party, for the following purposes, unless the sharing would be commercially detrimental:

    - Each party has agreed to maintain adequate internal accounting to allow the other party to satisfy its own reporting obligations and prepare its own financial statements.

    - Each party will retain records that may be beneficial to the other party for a specified period of time. If the records are going to be destroyed, the destroying party will give the other party an opportunity to retrieve all relevant information from the records.

    - Each party will do its best to provide the other party with personnel, directors, officers or agents who may be used as witnesses in legal proceedings.

AUDITING PRACTICES. So long as Hewlett-Packard is required to consolidate our results of operations and financial position, we have agreed to:

    - not change independent accounting firms without Hewlett-Packard's consent;

    - use reasonable commercial efforts to cause our auditors to date their opinion on our audited annual financial statements on the same date as Hewlett-Packard's auditors' date their opinion on Hewlett-Packard's financial statements;

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
    - provide Hewlett-Packard all relevant information to enable Hewlett-Packard to prepare their financial statements (and Hewlett-Packard has agreed to provide us all relevant information to enable us to prepare our financial statements);

    - grant each other's internal auditors access to our records; and

    - notify each other of any change in our accounting principles.

DISPUTE RESOLUTION. If problems arise between us and Hewlett-Packard, we have agreed to the following procedures:

    - The parties will make a good faith effort to first resolve the dispute through negotiation.

    - If negotiations fail, the parties agree to attempt to resolve the dispute through non-binding mediation.

    - If mediation fails, the parties can resort to litigation. In addition, nothing prevents either party acting in good faith from initiating litigation at any time if failure to do so would substantially disadvantage the party.

NO REPRESENTATIONS AND WARRANTIES. Neither party is making any promises to the other regarding:

    - the value of any asset that Hewlett-Packard is transferring;

    - whether there is a lien or encumbrance on the asset Hewlett-Packard is transferring; or

    - the legal sufficiency of any conveyance of title to any asset Hewlett-Packard is transferring.

NO SOLICITATION. Both parties have agreed not to directly recruit employees of the other party for two years after the distribution date if the recruiting would be damaging to the other party. However, general advertising and employee-initiated solicitations are permissible.

EXPENSES. Hewlett-Packard will pay all of our costs and expenses related to the initial public offering and the distribution and a portion of our costs and expenses related to the separation.

TERMINATION OF THE AGREEMENT. Both Hewlett-Packard and Agilent Technologies must agree to terminate the separation agreement and all ancillary agreements.

                  GENERAL ASSIGNMENT AND ASSUMPTION AGREEMENT

The general assignment and assumption agreement identifies the assets Hewlett-Packard transferred to us and the liabilities we assumed from Hewlett-Packard in the separation. The agreement also describes when and how these transfers and assumptions will occur.

ASSET TRANSFER. Effective on the separation date, Hewlett-Packard transferred the following assets to us, except as provided in an ancillary agreement or other agreement:

    - all assets reflected on our balance sheet as of July 31, 1999, minus any assets disposed of after July 31, 1999;

    - all written off, expensed or fully depreciated assets that would have appeared on our balance sheet as of July 31, 1999 if we had not written off, expensed or fully depreciated them;

    - all assets that Hewlett-Packard acquired after July 31, 1999 that would have appeared in our financial statements as of the separation date if we prepared such financial statements using the same principles we used in preparing our balance sheet dated July 31, 1999;

    - all assets that our business primarily uses as of the separation date but are not reflected in our balance sheet as of July 31, 1999 due to mistake or omission;

    - all contingent gains related primarily to our business;

    - all supply, vendor, capital, equipment lease or other contracts that relate primarily to our business, including contracts representing obligations reflected on our balance sheet as of July 31, 1999;

    - all outstanding stock, investments or similar interests of specified Hewlett-Packard subsidiaries;

    - all computers, desks, equipment and other assets used primarily by employees of Hewlett-Packard who will become our employees due to the separation;

    - specified rights under existing insurance policies; and

    - other specified assets.

EXCLUDED ASSETS. The general assignment and assumption agreement also provides that Hewlett-Packard will not transfer certain assets to us, including most accounts receivable.

ASSUMPTION OF LIABILITIES. Effective on the separation date, we assumed the following liabilities from Hewlett-Packard, except as provided in an ancillary agreement or other agreement:

    - all liabilities reflected as liabilities on our balance sheet as of July 31, 1999, minus any liabilities that were discharged after such date of the balance sheet;

    - all liabilities of Hewlett-Packard that arise after July 31, 1999, that would have appeared in our financial statements as of the separation date if we prepared such financial statements using the same principles we used in preparing our balance sheet of Agilent Technologies as of July 31, 1999;

    - all liabilities that are primarily related to or primarily arise out of our business at the separation date but are not reflected in our balance sheet as of July 31, 1999 due to mistake or omission;

    - all contingent liabilities primarily related to our business;

    - all liabilities (other than taxes) primarily resulting from the operation of our business, or resulting from any asset that Hewlett-Packard transferred to us;

    - all liabilities arising out of specified terminated, divested or discontinued businesses and operations; and

    - other specified liabilities.

EXCLUDED LIABILITIES. The general assignment and assumption agreement provides that we will not assume specified liabilities, including:

    - most accounts payable;

    - any liabilities that would otherwise be allocated to us but which are covered by Hewlett-Packard's insurance policies, unless we are a named insured under such policies; and

    - specified third party environmental actions.

THE NON-UNITED STATES PLAN. The transfer of international assets and assumption of international liabilities was governed by agreements entered into between international subsidiaries and was completed in November 1999. According to the general assignment and assumption agreement, Hewlett-Packard transferred its ownership of all outstanding capital stock of the holding company that owns all of the subsidiaries holding the international assets and liabilities related to our business.

DELAYED TRANSFERS. If it is not practicable to transfer specified assets and liabilities on the separation date, the agreement provides that these assets and liabilities will be transferred after the separation date.

TERMS OF OTHER ANCILLARY AGREEMENTS GOVERN. To the extent that another ancillary agreement expressly provides for the transfer of an asset or an assumption of a liability, the terms of such other ancillary agreement will determine the manner of the transfer and assumption.

OBTAINING APPROVALS AND CONSENTS. The parties agree to use all reasonable efforts to obtain any required consents, substitutions or amendments required to novate or assign all rights and obligations under any contracts that will be transferred in the separation.

NONRECURRING COSTS AND EXPENSES. Any nonrecurring costs and expenses that are not allocated in the separation agreement or any other ancillary agreement shall be the responsibility of the party that incurs the costs and expenses.

INDEMNIFICATION AND INSURANCE MATTERS AGREEMENT

GENERAL RELEASE OF PRE-SEPARATION CLAIMS. Effective as of the separation date, we have released

Hewlett-Packard and its affiliates, agents, successors and assigns, and Hewlett-Packard has released us, and our affiliates, agents, successors and assigns, from any liabilities arising from events occurring on or before the separation date, including events occurring in connection with the activities to implement the separation, the initial public offering and the distribution. This provision will not impair a party from enforcing the separation agreement, any ancillary agreement or any arrangement specified in any of these agreements.

INDEMNIFICATION. The indemnification and insurance matters agreement also contains provisions governing indemnification. In general, we have agreed to indemnify Hewlett-Packard and its affiliates, agents, successors and assigns from all liabilities arising from:

    - our business, any of our liabilities or any of our contracts; and

    - any breach by us of the separation agreement or any ancillary agreement.

Hewlett-Packard has agreed to indemnify us and our affiliates, agents, successors and assigns from all liabilities arising from:

    - Hewlett-Packard's business other than the businesses transferred to us pursuant to the separation; and

    - any breach by Hewlett-Packard of the separation agreement or any ancillary agreement.

The indemnifying party will make all indemnification payments net of insurance proceeds that the indemnified party receives. The agreement also contains provisions governing notice and indemnification procedures.

LIABILITY ARISING FROM THE INITIAL PUBLIC OFFERING PROSPECTUS. We and Hewlett-Packard have agreed to share any liability arising from any untrue statement of a material fact or any omission of a material fact in the initial public offering prospectus. Hewlett-Packard will bear 82% of any such liability, and we will bear 18% of any such liability.

AGILENT TECHNOLOGIES CONTINGENT LIABILITIES IN EXCESS OF $50 MILLION. To the extent we incur any contingent liability or group of related contingent liabilities with a value of more than $50 million, after deducting related insurance proceeds and amounts recovered from third parties, Hewlett-Packard has agreed to share the liability relating to this excess portion. Hewlett-Packard will bear 82% of any such liability, and we will bear 18% of any such liability. This provision only applies to Agilent Technologies contingent liabilities arising from written demands made or suits or similar proceedings filed within four years following the separation date that seek or demand monetary damages, services or non-monetary relief. An Agilent Technologies contingent liability is a liability that primarily relates to our business that arises out of events, acts or omissions occurring prior to the separation date, where the existence or scope of the obligation of Hewlett-Packard or Agilent Technologies as of the separation date with respect to such liability was not acknowledged, fixed or determined in any material respect. We may not assign our rights under this provision, and this provision terminates upon a change of control of Agilent Technologies (other than as a result of the distribution).

INSURANCE MATTERS. The agreement also contains provisions governing our insurance coverage from the separation date until the distribution date. In general, we agree to reimburse Hewlett-Packard for premium expenses related to insurance coverage during this period. Prior to the distribution, Hewlett-Packard will maintain insurance policies on our behalf that are generally comparable to those maintained at Hewlett-Packard.

ENVIRONMENTAL MATTERS. Under the general assignment and assumption agreement, we have generally assumed environmental liabilities associated with the historic operations of the businesses transferred to us. This would include, for example, liabilities associated with non-compliance with environmental laws prior to separation. However, under the indemnification and insurance matters agreement and general assignment and assumption agreement, there are exceptions to our assumption of liabilities for environmental contamination associated with the historic operations of those businesses. They include the following:

    - Hewlett-Packard will generally retain and indemnify us for all liabilities for environmental contamination, whether or not arising out of the businesses transferred to us, on any property (including third party disposal sites) other than the properties that are to be transferred to us upon separation.

    - Hewlett-Packard will also retain and indemnify us for liabilities associated with any contamination existing prior to the separation date on those properties to be transferred to us which are currently undergoing investigation and remediation by Hewlett-Packard and for which Hewlett-Packard has accrued a reserve.

We will indemnify Hewlett-Packard for liabilities associated with environmental contamination at those sites that are to be transferred to us (other than specifically listed properties which are undergoing investigation and remediation by Hewlett-Packard) regardless of whether the contamination was caused by historic operations of the business transferred to us or a business retained by Hewlett-Packard. We will have limited access to Hewlett-Packard's historic insurance policies for coverage of liabilities associated with pre-separation contamination assumed by us. Each party will be responsible for all liabilities associated with any environmental contamination caused by that party post-separation.

CERTAIN LOSSES AND LIABILITIES NOT COVERED BY HEWLETT-PACKARD'S INSURANCE POLICIES. Hewlett-Packard has agreed to reimburse us for any losses or liabilities aggregating in excess of $20 million, exclusive of amounts covered by insurance policies, that we incur between the separation date and the distribution date of the following nature:

    - specified categories of losses resulting from an earthquake;

    - property losses of a type that is covered by Hewlett-Packard's insurance policies or that is covered by standard form insurance policies; or

    - events, acts or omissions occur that give rise to one or more third party claims that result in a liability to Agilent Technologies of a type that is covered by Hewlett-Packard's insurance policies or that is covered by standard form insurance policies, but only to the extent that suits or similar proceedings are filed or written demands are made in connection with such claims within four years following the distribution date that seek or demand monetary damages, services or non-monetary relief.

    - releases occur that give rise to one or more environmental actions that result in a liability to Agilent Technologies, but only to the extent that suits or similar proceedings are filed, orders or decrees are issued, written notice that the environmental action will be commenced is received by us or Hewlett-Packard, or written demands are made in connection with the environmental action within four years following the distribution date that seek or demand monetary damages, services or non-monetary relief.

ASSIGNMENT. The indemnification and insurance matters agreement is not assignable by either party without prior written consent.

MASTER PATENT OWNERSHIP AND LICENSE AGREEMENT

The master patent ownership and license agreement, or the master patent agreement, allocates rights relating to patents, patent applications and invention disclosures. Under the master patent agreement, Hewlett-Packard will assign to us ownership of listed patents, patent applications and invention disclosures and joint ownership of a small number of listed patents and patent applications. Hewlett-Packard will not restrict our right to practice the assigned patents, and neither party will restrict the other's right to practice the joint patents except for a small number of joint patents that will be subject to field-of-use limitations.

In addition, each party will grant the other a non-exclusive, royalty-free patent cross-license to make, have made, use, lease, sell, offer for sale, and import any and all products and services of the businesses in which the licensed company and its subsidiaries, including specified affiliated companies are, as of or after the separation date, engaged, except in specific excluded fields-of-use. The fields that are excluded from the license granted by us to Hewlett-Packard are, with some exceptions, products for the measurement or analysis of biological, genetic or chemical materials and health care products. The fields that are excluded from the license granted by Hewlett-Packard to us are, with some exceptions, inkjet products, printer products (including printer supplies, accessories and components), document scanners and computing products. The cross-licenses between Hewlett-Packard and us will cover all of each company's patents issued on patent applications with first effective filing dates before the separation date or within five years after, and will include rights to sublicense to subsidiaries and specified affiliated companies as well as certain rights to sublicense a small number of patents to third parties. The licenses continue for the life of the patent.

The master patent agreement also will provide that Hewlett-Packard and we will assist each other in specified ways for a period of five years after the separation date in the event either party is subject to patent litigation.

Under the master patent agreement, Hewlett-Packard and we will have the right to require, subject to some restrictions, that the other party license its patents, subject to the same field-of-use restrictions, to (A) a subsidiary or one of the specified affiliated companies valued at $10 million or more that has been spun-off or sold and (B) a third party that acquires a business from it valued at $10 million or more. These licenses will be limited to the products, services and processes that are in the subsidiary, affiliated company or business at the time of transfer and minor extensions to those products, services and processes and will be limited to patents issued on patent applications with first effective filing dates on or before the effective date of the spin-off or acquisition. As a condition of these licenses, the transferee of the subsidiary, affiliated company or business must grant a patent license back to the non-transferring party.

In the event of an acquisition of all or substantially all of the assets of either party, the party whose assets are acquired may assign the master patent agreement to the person who acquires the assets. In that event, the license granted to the acquired party will be limited to the products, services and processes of the acquired party as of the date of the acquisition and minor extensions to those products, services and processes. The license granted to the acquired party will not include patents issued on patent applications with first effective filing dates after the date of acquisition.

MASTER TECHNOLOGY OWNERSHIP AND LICENSE AGREEMENT

The master technology ownership and license agreement, or the master technology agreement, allocates rights in technology other than the integrated circuit technology covered by the ICBD technology ownership and license agreement (discussed below) and other than patents, patent applications and invention disclosures. In the master technology agreement, Hewlett-Packard will assign to us technology related to our products and developments. Hewlett-Packard will not restrict our right to use the assigned technology. In addition, each party will license its technology to the other party for unrestricted use (except for commercially released software, which is subject to narrower rights), to the extent that its technology has been disclosed to or is in the possession of the other party as of the separation date, with the right to sublicense to subsidiaries and specified affiliated companies. The licenses are perpetual.

Under the master technology agreement, subject to some restrictions, each party may also sublicense the technology that it licenses from the other party to
(A) a subsidiary or one of the specified affiliated companies valued at $10 million or more that has been spun-off or sold and (B) a third party that acquires a business from it valued at $10 million or more.

The master technology agreement does not obligate either party to provide to the other party improvements that it makes, whether to its own technology or to the other party's technology licensed to it under the agreement.

In the event of an acquisition of all or substantially all of the assets of either party, the party whose assets are acquired may assign the master technology agreement to the person who acquires the assets.

ICBD TECHNOLOGY OWNERSHIP AND LICENSE AGREEMENT

The ICBD technology ownership and license agreement, or the ICBD technology agreement, assigns to us listed technology relating to the design, development and manufacture of integrated circuits that is used by the Integrated Circuits Business Division (ICBD), or integrated circuit technology, (other than patents, patent applications and invention disclosures). The ICBD technology agreement also provides that Hewlett-Packard will retain ownership of other integrated circuit technology. In the ICBD technology agreement, Hewlett-Packard will assign to us joint ownership of other listed integrated circuit technology and both parties will have unrestricted rights to use the jointly owned integrated circuit technology. The integrated circuit technology that is covered by the ICBD technology agreement encompasses the majority of the integrated circuit technology within Hewlett-Packard. The covered integrated circuit technology generally includes the integrated circuit technology that was developed jointly with or for the benefit of the imaging and computing businesses of Hewlett-Packard.

In addition, under the ICBD technology agreement, each party will license the listed integrated circuit technology to the other party, with the right to sublicense to subsidiaries and specified affiliated companies. The licenses are perpetual. We will be restricted from using both the integrated circuit technology that Hewlett-Packard will assign to us and that Hewlett-Packard will license to us within the fields of, with some exceptions, inkjet products, printer products (including printer supplies, accessories and components), document scanners and computing products, other than to supply Hewlett-Packard. This restriction expires ten years after the separation date for certain printing, scanning and computing technology considered fundamental or of long term value and three years after the separation date for the rest of the technology.

Under the ICBD technology agreement, subject to some restrictions, each party may sublicense the integrated circuit technology that it licenses from the other party to (A) a subsidiary or one of the specified affiliated companies valued at $10 million or more that has been spun-off or sold and (B) a third party that acquires a business from it valued at $10 million or more.

The ICBD technology agreement does not obligate either party to provide to the other party improvements that it makes, whether to its own technology or to the other party's technology licensed to it under the agreement. Each party, upon request, will notify the other party of improvements that it may have made in a particular defined technical area and will negotiate in good faith disclosing and licensing those improvements to the other party.

In the event of an acquisition of all or substantially all of the assets of either party, the party whose assets are acquired may assign the ICBD technology agreement to the person who acquires the assets.

MASTER TRADEMARK OWNERSHIP AND LICENSE AGREEMENT

The master trademark ownership and license agreement, or the master trademark agreement, will allocate rights relating to trademarks, service marks and trade names. Under the master trademark agreement, Hewlett-Packard will assign to us its rights in listed trademarks, service marks and trade names that it uses in connection with the businesses transferred to us. In addition, Hewlett-Packard will grant us a perpetual license to mark our products shipping as of the distribution date with, and advertise and promote these products using, listed Hewlett-Packard trademarks and service marks. After five years, our use will be subject to royalty payments. We may sublicense these rights to subsidiaries and specified affiliated companies, and we and our subsidiaries and the specified affiliated companies may allow authorized dealers to use the trademarks and service marks in the advertisement and promotion of these products.

During the first three years from the separation date, Hewlett-Packard will agree not to license the trademarks and service marks it licenses to us to third parties for use in connection with products or services that compete with our products shipping as of the distribution date (other than in connection with co-branding activities and other than any licenses that may have previously been granted).

Hewlett-Packard may terminate the license under the master trademark agreement only with regard to products that fail to meet required quality standards, subject to a notice and cure period.

In the event of an acquisition of all or substantially all of the assets of either party, the party whose assets are acquired may assign the master trademark agreement to the person who acquires the assets.

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MASTER CONFIDENTIAL DISCLOSURE AGREEMENT

The master confidential disclosure agreement provides that both parties agree not to disclose confidential information of the other party except in specific circumstances. Hewlett-Packard and we also agree not to use this information in violation of any use restrictions in one of the other written agreements between us.

MASTER IT SERVICE LEVEL AGREEMENT

The master IT service level agreement governs the provision of information technology services by Hewlett-Packard and us to each other, on an interim basis, until November 1, 2001, unless extended for specific services or otherwise indicated in the agreement. The services include data processing and telecommunications services, such as voice telecommunications and data transmission, and information technology support services, for functions including accounting, financial management, tax, payroll, stockholder and public relations, legal, human resources administration, procurement, real estate management and other administrative functions. Specified charges for such services are generally intended to allow the providing company to recover the direct and indirect costs of providing the services, plus 5% until November 1, 2001 and such costs plus 10% thereafter. The master IT service level agreement also covers the provision of certain additional information technology services identified from time to time after the separation date that were inadvertently or unintentionally omitted from the specified services, or that are essential to effectuate an orderly transition under the separation agreement, so long as the provision of such services would not significantly disrupt the providing company's operations or significantly increase the scope of the agreement.

In addition, the master IT service level agreement will provide for the replication of some computer systems, including hardware, software, data storage or maintenance and support components. Generally, the party needing the replicated system will bear the costs and expenses of replication. Generally, the party purchasing new hardware or licensing new software will bear the costs and expenses of purchasing the new hardware or obtaining the new software licenses.

EMPLOYEE MATTERS AGREEMENT

We will enter into an employee matters agreement with Hewlett-Packard to allocate assets, liabilities, and responsibilities relating to current and former United States employees of Agilent Technologies and their participation in the benefit plans, including stock plans, that Hewlett-Packard currently sponsors and maintains.

In general, separate agreements will address similar issues relating to foreign employment and benefit matters.

All eligible United States Agilent Technologies employees will continue to participate in the Hewlett-Packard benefit plans on comparable terms and conditions to those for Hewlett-Packard employees until we establish comparable benefit plans for our current and former employees. We intend to establish these plans no later than the time of the distribution.

On November 1, 1999, all United States Agilent Technologies employees were transferred to Agilent Technologies' United States payroll. At that time, we adopted specified plans associated with our United States payroll system, such as the Agilent Technologies stock plans, the Agilent Technologies executive deferred compensation plan and the Agilent Technologies leave of absence programs. We will adopt benefit plans that reflect our more permanent separation from Hewlett-Packard, such as the Agilent Technologies health and welfare plans, the Agilent Technologies pension plans, the Agilent Technologies Excess Benefit Plan and the Agilent Technologies fringe benefit plans. Each Agilent Technologies benefit plan will be comparable to the corresponding Hewlett-Packard benefit plan.

Once we establish our own corresponding benefit plans, we may modify or terminate that plan in accordance with the terms of that plan and our policies. No Agilent Technologies benefit plan will provide benefits that overlap benefits under the corresponding Hewlett-Packard benefit plan at the time of the distribution. Each Agilent Technologies benefit plan will provide that all service, compensation and other benefit determinations that, as of the distribution, were recognized under the corresponding Hewlett-Packard benefit plan will be taken into account under that Agilent Technologies benefit plan.

Each Agilent Technologies benefit plan will assume any liabilities under the corresponding Hewlett-Packard benefit plan for Agilent Technologies employees. Assets relating to the employee liabilities will also be transferred to Agilent Technologies or the related Agilent Technologies plans and trusts from trusts and other funding vehicles associated with Hewlett-Packard's benefit plans.

OPTIONS AND STOCK APPRECIATION RIGHTS. Under the existing terms of the Hewlett-Packard stock option plans, the separation will result in accelerated vesting of substantially all of the unvested portion of Hewlett-Packard options held by our employees on the distribution date. All Hewlett-Packard options held by our employees on the distribution date that are not exercised will expire three months after the distribution date. Alternatively, in most countries our employees may elect in January 2000 to amend their Hewlett-Packard options to waive the vesting acceleration. We will assume the amended options, as well as certain options held by our non-employee directors, which will convert at the distribution into options to purchase our common stock. The number of shares and the exercise price of Hewlett-Packard options that convert into Agilent Technologies options will be adjusted using a conversion formula. The conversion formula will be based on the opening per-share price of our common stock on the first trading day after the distribution relative to the closing per-share price of Hewlett-Packard common stock on the last trading day before the distribution. The resulting Agilent Technologies options will maintain the original vesting provisions and option period. At the distribution, Agilent Technologies will assume each Hewlett-Packard stock appreciation right held by Agilent Technologies employees.

RESTRICTED STOCK. On or before the distribution, Hewlett-Packard restricted stock granted under incentive stock plans and held by Agilent Technologies employees is expected to be forfeited. Each Agilent Technologies employee who forfeits Hewlett-Packard restricted stock has elected to receive as replacement either Agilent Technologies options or Agilent Technologies restricted shares.

STOCK PURCHASE PLAN. We anticipate that Agilent Technologies employees will continue to participate in the Hewlett-Packard stock purchase plan through January 31, 2000. Beginning February 1, 2000, we will sponsor a stock purchase plan for the benefit of Agilent Technologies employees that is comparable to the Hewlett-Packard stock purchase plan. The Agilent Technologies stock purchase plan will provide for the replacement of unvested Hewlett-Packard shares and Agilent Technologies shares that are forfeited by our employees at the distribution date.

TAX SHARING AGREEMENT

Hewlett-Packard and we have entered into a tax sharing agreement providing for each of the party's obligations concerning various tax liabilities. The tax sharing agreement provides that Hewlett-Packard generally will pay, and indemnify us if necessary, with respect to all federal, state, local and foreign taxes relating to our business for any taxable period ending prior to the initial public offering. In addition, the tax sharing agreement provides that Hewlett-Packard and we will make payments between us so that, with respect to tax returns for any taxable period in which we or any of our subsidiaries are included in Hewlett-Packard's consolidated group for U.S. federal income tax purposes, or in any consolidated, combined or unitary group which includes Hewlett-Packard or any of its subsidiaries for state, local or foreign income tax purposes the amount of taxes to be paid by us will be determined, subject to specified adjustments, as if we and each of our subsidiaries filed our own consolidated, combined or unitary tax return. Each member of a consolidated group for U.S. federal income tax purposes is jointly and severally liable for the federal income tax liability of each other member of the consolidated group. Accordingly, although the tax sharing agreement allocates tax liabilities between Hewlett-Packard and us, for any period in which we were included in Hewlett-Packard's consolidated group we could be liable in the event that any federal tax liability was incurred, but not discharged, by any other member of the group.

The tax sharing agreement allocates responsibility for various taxes arising from restructurings related to the spinoff between Hewlett-Packard and Agilent Technologies. In addition, Agilent Technologies will bear 18% of unanticipated taxes related to the spinoff where neither party is at fault.

In addition, the tax sharing agreement provides that we shall indemnify Hewlett-Packard for any taxes arising out of the failure of the spin-off or some of the transactions related to it to qualify as tax free as a result of actions taken, or the failure to take required actions, by us or any of our subsidiaries. Specifically, we are required under the tax sharing agreement to comply with the representations made to the Internal Revenue Service in connection with the private letter ruling that has been issued to Hewlett-Packard by the Internal Revenue Service regarding the tax-free nature of the spin-off of our stock by Hewlett-Packard to Hewlett-Packard's stockholders.

The tax sharing agreement further provides for cooperation with respect to tax matters, the exchange of information and the retention of records which may affect the income tax liability of either party.

REAL ESTATE MATTERS AGREEMENT

The real estate matters agreement addresses real estate matters relating to the Hewlett-Packard leased and owned properties that Hewlett-Packard will transfer to or share with us. The agreement describes the manner in which Hewlett-Packard will transfer to or share with us various leased and owned properties, including the following types of transactions:

    - conveyances to us of specified properties that Hewlett-Packard owns;

    - leases back to Hewlett-Packard of specified owned properties that Hewlett-Packard will convey to us;

    - leases to us of portions of specified properties that Hewlett-Packard owns;

    - assignments to us of Hewlett-Packard's leases for specified leased properties;

    - subleases back to Hewlett-Packard of specified leased properties to be assigned to us; and

    - subleases to us of portions of specified leased properties.

The real estate matters agreement includes a description of each material property to be transferred to or shared with us for each type of transaction. The standard forms of the proposed transfer documents (e.g., lease and sublease) are contained in schedules.

The real estate matters agreement also requires both parties to use reasonable efforts to obtain any landlord consents required for the proposed transfers of leased sites, including Hewlett-Packard paying commercially reasonable consent fees and negotiating other commercially reasonable amendments to the leases, if required by the landlords, and us agreeing to provide the security required under the applicable leases.

The real estate matters agreement further provides that we will be required to accept the transfer of all sites allocated to us, even if a site has been damaged by a casualty before the separation date. Transfers with respect to leased sites where the underlying lease is terminated due to casualty or action by the landlord prior to the separation date will not be made, and neither party will have any liability related thereto.

The real estate matters agreement also gives the parties the right to change the allocation and terms of specified sites by mutual agreement based on changes in the requirements of the parties.

The real estate matters agreement provides that all reasonable costs required to effect the transfers (including landlord consent fees, landlord attorneys' fees, title insurance fees and transfer taxes) will be paid by Hewlett-Packard.

ENVIRONMENTAL MATTERS AGREEMENT

Hewlett-Packard has agreed to retain and indemnify us for liabilities associated with properties transferred to us which are undergoing environmental investigation and remediation and for which Hewlett-Packard has accrued a reserve. The purpose of the environmental matters agreement is to address, in a general way, Hewlett-Packard's rights and obligations with respect to remediation of contamination at those properties. The agreement also sets forth our rights and obligations with respect to that remediation.

Among other things, we are required to cooperate with Hewlett-Packard in providing access to and use of the property for the performance of the remedial activities by Hewlett-Packard and make reasonable efforts to avoid interference with the remedial activities. Hewlett-Packard agrees to minimize, to the extent feasible, the impact of remedial activities on the use and operation on or at the relevant properties.

Hewlett-Packard and Agilent Technologies will designate liaisons for each property who will work together and attend regular meetings with respect to the remedial activities.

                 ADDITIONAL QUESTIONS AND INFORMATION REGARDING
                  THE ANNUAL MEETING AND STOCKHOLDER PROPOSALS

       Q:  WHAT HAPPENS IF ADDITIONAL PROPOSALS
           ARE PRESENTED AT THE MEETING?

       A:  Other than the 3 proposals described in
           this proxy statement, we do not expect
           any matters to be presented for a vote
           at the annual meeting. If you grant a
           proxy, the persons named as proxy
           holders, Edward W. Barnholt, Agilent
           Technologies' President and Chief
           Executive Officer, and D. Craig
           Nordlund, Agilent Technologies' Senior
           Vice President, General Counsel and
           Secretary, will have the discretion to
           vote your shares on any additional
           matters properly presented for a vote
           at the meeting. If for any unforeseen
           reason any of our nominees is not
           available as a candidate for director,
           the persons named as proxy holders will
           vote your proxy for such other
           candidate or candidates as may be
           nominated by the board of directors.

       Q:  WHAT CLASS OF SHARES ARE ENTITLED TO BE
           VOTED?

       A:  Each share of our common stock
           outstanding as of the close of business
           on December 31, 1999, the RECORD DATE,
           is entitled to one vote at the annual
           meeting. On the RECORD DATE, we had
           approximately 452,000,000 shares of
           common stock issued and outstanding.

       Q:  WHAT IS THE QUORUM REQUIREMENT FOR THE
           MEETING?

       A:  The quorum requirement for holding the
           meeting and transacting business is a
           majority of the outstanding shares
           entitled to be voted. The shares may be
           present in person or represented by
           proxy at the meeting. Both abstentions
           and broker non-votes are counted as
           present for the purpose of determining
           the presence of a quorum. Generally,
           broker non-votes occur when shares held
           by a broker for a beneficial owner are
           not voted with respect to a particular
           proposal because (1) the broker has not
           received voting instructions from the
           beneficial owner and (2) the broker
           lacks discretionary voting power to
           vote such shares.

       Q:  WHO WILL COUNT THE VOTE?

       A:  A representative of Harris Trust and
           Savings Bank, Agilent Technologies'
           transfer agent, will tabulate the votes
           and act as the inspector of election.

       Q:  IS MY VOTE CONFIDENTIAL?

       A:  Proxy instructions, ballots and voting
           tabulations that identify individual
           stockholders are handled in a manner
           that protects your voting privacy. Your
           vote will not be disclosed either
           within Agilent Technologies or to third
           parties except (1) as necessary to
           meet applicable legal requirements,
           (2) to allow for the tabulation of
           votes and certification of the vote, or
           (3) to facilitate a successful proxy
           solicitation by our board.
           Occasionally, stockholders provide
           written comments on their proxy card
           which are then forwarded to Agilent
           Technologies management.

       Q:  WHO WILL BEAR THE COST OF SOLICITING
           VOTES FOR THE MEETING?

       A:  Agilent Technologies will pay the
           entire cost of preparing, assembling,
           printing, mailing and distributing
           these proxy materials. In addition to
           the mailing of these proxy materials,
           the solicitation of proxies or votes
           may be made in person, by telephone or
           by electronic communication by our
           directors, officers, and employees, who
           will not receive any additional
           compensation for such solicitation
           activities.

       Q:  MAY I PROPOSE ACTIONS FOR CONSIDERATION
           AT NEXT YEAR'S ANNUAL MEETING OF
           STOCKHOLDERS OR NOMINATE INDIVIDUALS TO
           SERVE AS DIRECTORS?

       A:  You may submit proposals for
           consideration at future stockholder
           meetings, including director
           nominations.

           STOCKHOLDER PROPOSALS: In order for a
           stockholder proposal to be considered
           for inclusion in Agilent Technologies'
           proxy statement for next year's annual
           meeting, the written proposal must be
           received by Agilent Technologies no
           later than September 15, 2000. Such
           proposals also will need to comply with
           Securities and Exchange Commission
           regulations regarding the inclusion of
           stockholder proposals in company
           sponsored proxy materials. In order for
           a stockholder proposal to be raised
           from the floor during next year's
           annual meeting, written notice must be
           received by Agilent Technologies no
           later than October 31, 2000 and should
           contain such information as required
           under our bylaws.

           NOMINATION OF DIRECTOR CANDIDATES:  You
           may propose director candidates for
           consideration by our board's nominating
           committee. In addition, our bylaws
           permit stockholders to nominate
           directors at a stockholder meeting. In
           order to make a director nomination at
           a stockholder meeting it is necessary
           that you notify Agilent Technologies
           not fewer than 120 days in advance of
           the date of the prior year's annual
           meeting of stockholders. Thus, since
           this year's annual meeting is
           February 29, in order for any such
           nomination notice to be timely for next
           year's annual meeting, it must be
           received by Agilent Technologies not
           later than October 31, 2000 (i.e.,
           120 days prior to March 1). In
           addition, the notice must meet all
           other requirements contained in our
           bylaws.

           COPY OF BYLAW PROVISIONS: You may
           contact the Agilent Technologies
           Corporate Secretary at our corporate
           headquarters for a copy of the relevant
           bylaw provisions regarding the
           requirements for making stockholder
           proposals and nominating director
           candidates.

           By Order of the Board of Directors

           /s/ D. CRAIG NORDLUND
           D. CRAIG NORDLUND
           Senior Vice President, General Counsel
           and Secretary
           Dated: January 13, 2000

                                                                      APPENDIX A

                AGILENT TECHNOLOGIES, INC. PAY-FOR-RESULTS PLAN
                                 (VARIABLE PAY)

                           EFFECTIVE NOVEMBER 1, 1999

    1. PURPOSE. The purpose of the Agilent Technologies, Inc. Pay-For-Results Plan is to provide certain employees of Agilent Technologies, Inc. and its subsidiaries with incentive compensation based upon the level of achievement of financial, business and other performance criteria.

    2. DEFINITIONS. As used in the Plan, the following terms shall have the meanings set forth below:

       (a) "AFFILIATE" shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

       (b) "AFM" shall mean the Company's Accounting and Financial Manual, as posted from time to time on the Company's internal web site.

       (c) "BASE PAY" shall mean the annual base rate of cash compensation, excluding bonuses, commissions, overtime pay, Bonuses, Target Bonuses, shift differential, payments under the Agilent Technologies, Inc. Income Protection Plan (or equivalent Hewlett-Packard Company plan) and the Agilent Technologies, Inc. Supplemental Income Protection Plan (or equivalent Hewlett-Packard Company plan), or any other additional compensation.

       (d) "BOARD" shall mean the Board of Directors of the Company.

       (e) "BONUS" shall mean a cash payment, which may be an addition to Base Pay, made pursuant to the Plan with respect to a particular Performance Period. The amount of a Bonus may be less than, equal to or greater than the Target Bonus; PROVIDED, HOWEVER, that a Bonus shall not be greater than an amount equal to two hundred percent (200%) of the Target Bonus.

       (f) "CODE" shall mean the Internal Revenue Code of 1986 and the regulations promulgated thereunder, all as amended from time to time and any successors thereto.

       (g) "COMMITTEE" shall mean the Committee designated pursuant to Section 4 of the Plan.

       (h) "COMPANY" shall mean Agilent Technologies, Inc., a Delaware corporation.

       (i) "COVERED OFFICER" shall mean at any date (i) any individual who with respect to the previous taxable year of the Company, was a "covered employee" of the Company within the meaning of Section 162(m); PROVIDED, HOWEVER that the term "Covered Officer" shall not include any such individual who is designated by the Committee, in its sole discretion, at the time of any Bonus or at any subsequent time, as reasonably expected not to be such a "covered employee" with respect to the then current taxable year of the Company, and (ii) any individual who is designated by the Committee, in its sole discretion, at the time of any Bonus or at any subsequent time, as reasonably expected to be such a "covered employee" with respect to the then current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Bonus will be paid.

       (j) "FISCAL YEAR" shall mean the twelve-month period from November 1 through October 31.

       (k) "NET ORDER DOLLARS" shall be as defined in the Company's Corporate Marketing Policy, as posted on the Company's internal web site at the start of the Performance Period.

       (l) "NET PROFIT DOLLARS" shall be as defined in the AFM at the start of the Performance Period.

       (m) "NET PROFIT GROWTH" shall be defined with respect to any Performance Period as determined by the Committee, in its sole discretion.

       (n) "NET REVENUE DOLLARS" shall be as defined in the AFM at the start of the Performance Period.

       (o) "PARTICIPANT" shall mean each salaried employee of the Company or its Affiliates in active service whose position is designated by the Committee as eligible for participation in the Plan; provided, however, that Participants must be selected prior to the Predetermination Date.

       (p) "PERFORMANCE MEASURE" shall mean any measurable criteria tied to the Company's success that the Committee may determine, including Net Order Dollars, Net Profit Dollars, Net Profit Growth, Net Revenue Dollars, Revenue Growth, individual performance, earnings per share, return on assets, return on equity, other Company and business unit financial objectives, customer satisfaction indicators and operational efficiency measures.

       (q) "PERFORMANCE PERIOD" shall mean a six-month period of time based upon the halves of the Company's Fiscal Year, or such other time period as shall be determined by the Committee.

       (r) "PLAN" shall mean the Agilent Technologies, Inc. Pay-For-Results Plan as amended from time to time.

       (s) "PREDETERMINATION DATE" shall mean (i) the earlier of, a date 90 days after the commencement of the Performance Period, or a date not later than the expiration of 25% of the Performance Period, provided that the satisfaction of selected Performance Measures is substantially uncertain at such time, or (ii) such other date on which a performance goal is considered to be pre-established pursuant to
           Section 162(m).

       (t) "REVENUE GROWTH" shall be defined with respect to any Performance Period as determined by the Committee, in its sole discretion.

       (u) "SECTION 162(M)" shall mean Section 162(m) of the Code.

       (v) "TARGET BONUS" shall mean a Bonus amount that may be paid if 100% of all applicable Performance Measures are achieved in the Performance Period. The Target Bonus shall be equal to a fixed percentage of the Participant's Base Pay for such Performance Period. The Committee shall determine such percentage prior to the Predetermination Date.

       (w) "THRESHOLD BONUS PERCENTAGE" shall mean the minimum level (percentage) of applicable Performance Measures for a Performance Period that a Participant must achieve in order for the Participant to be eligible to receive any Bonus for such Performance Period.

    3. ELIGIBILITY. Persons employed by the Company or any of its Affiliates during a Performance Period and in active service are eligible to be Participants under the Plan for such Performance Period (whether or not so employed or living at the date a Bonus is paid) and may be considered by the Committee for a Bonus. A Participant is not rendered ineligible to be a Participant by reason of being a member of the Board. Notwithstanding anything herein to the contrary, the Committee shall have sole discretion to designate or approve the Participants for any given Performance Period.

    4.  ADMINISTRATION.

       (a) Unless otherwise designated by the Board, the Compensation Committee of the Board shall be the Committee under the Plan. A director may serve as a member or an alternate member of the Committee only during periods in which the director is an "outside director" as described in Section 162(m). The Committee shall have full power and authority to construe, interpret and administer the Plan. It may issue rules and regulations for administration of the Plan and shall meet at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum and all decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its stockholders, employees and Participants.

       (b) In the case of Participants who are not Covered Officers, the Committee may delegate certain person(s) or a committee to administer the Plan and make adjustments in accordance with Sections 6(b) and 7(b) below, whose decisions shall similarly be final, conclusive and binding upon all parties.

       (c) The expenses of the administration of the Plan shall be borne by the Company.

    5. TERM. Subject to Section 10(l), the Plan shall be effective as of November 1, 1999 and shall be applicable for future Fiscal Years of the Company unless amended or terminated by the Board or the Committee pursuant to Section 10(e).

    6.  DETERMINATION OF PLAN PARTICIPANTS, BONUS FACTORS AND PERFORMANCE
MEASURES.

       (a) IN GENERAL. Prior to the Predetermination Date, the Committee shall designate or approve (i) the employees who will be Participants for a Performance Period, (ii) the applicable Performance Measures, the Threshold Bonus Percentage, the Target Bonuses, and the maximum Bonuses for each Participant, (iii) the percentages allocated to each Participant for each Performance Measure, and (iv) the Performance Period. Notwithstanding the foregoing, all Performance Measures pertaining to any Covered Officer shall be of such a nature that an objective third party having knowledge of all the relevant facts could determine at the end of the Performance Period whether performance results with respect to such Performance Measures have been achieved.

       (b) PERFORMANCE MEASURE ADJUSTMENT. In its sole discretion, the Committee (or the person(s) or committee empowered by the Committee to administer the Plan with respect to Participants who are not Covered Officers) may, but is not required to, make an adjustment to a Participant's Performance Measures for a Performance Period to take into account (i) administrative errors associated with determining or recording the applicable Performance Measures for such Performance Period (ii) a product line reorganization not taken into account when the applicable Performance Measures for such Performance Period were initially designated or approved or (iii) such other factors as the Committee (or the person(s) or committee empowered by the Committee to administer the Plan with respect to Participants who are not Covered Officers) may deem desirable and/or necessary.

       (c) NO ADJUSTMENT FOR COVERED OFFICERS. Notwithstanding the provisions of
           Section 6(b) above, any adjustments made in accordance with or for the purposes of Section 6(b) shall be disregarded for purposes of calculating the Bonus to any Covered Officer to the extent that such adjustment would have the effect of increasing such Bonus.

    7.  AMOUNT OF BONUS.

       (a) CALCULATION. Within 30 days after the end of the relevant Performance Period, the Committee, or, in the case of a Bonus to a Participant who is not a Covered Officer, the person(s) or committee empowered by the Committee or the Board, shall determine the amount of the Bonus for each Participant by:

            (i) Determining the actual performance results for each Performance
                Measure;

            (ii) Determining the amount to which each Participant is entitled based on the percentage allocated by the Committee to each Performance Measure against the Target Bonus for each Participant; and

           (iii) Certifying by resolution duly adopted by the Committee (or by the person(s) or committee empowered by the Committee in the case of Participants who are not Covered Officers) the value of the Bonus for each Participant so determined.

       (b) ADJUSTMENTS TO BONUSES. In its sole discretion, the Committee may, but is not required to, make an adjustment to a Participant's Bonus to take into account: (i) unplanned acquisitions, divestitures, and investments that (A) started and closed in the applicable Performance Period, (B) were not taken into account already in the Participant's Performance Measures for such period, and (C) exceeded ten percent (10%) of the division/organization's Net Profit Dollars for the applicable Performance Period; (ii) the effect of any major change in accounting principles and/or policies in the applicable Performance Period; (iii) unforeseen flow-through charges (as determined by the Committee) during the applicable Performance Period, as defined and approved by the Committee in its sole discretion; and/or (iv) administrative and/or clerical errors.

       (c) NO ADJUSTMENTS FOR COVERED OFFICERS. Notwithstanding the provisions of Section 7(b) above, any adjustments made in accordance with or for the purposes of Section 7(b) shall be disregarded for purposes of calculating the Bonus to any Covered Officer to the extent that such adjustments would have the effect of increasing such Bonus.

       (d) COMMITTEE DISCRETION. Notwithstanding any other provision of this Plan, the Committee may, in the exercise of its sole discretion and based on any factors the Committee deems appropriate, reduce or eliminate to zero the amount of a Bonus to a Participant otherwise calculated in accordance with the provisions of Section 7(a) prior to payment thereof. The Committee shall make a determination of whether and to what extent to reduce Bonuses under the Plan for each Performance Period at such time or times following the close of the Performance Period as the Committee shall deem appropriate. The reduction in the amount of a Bonus to a Participant for a Performance Period shall have no effect on the amount of the Bonus to any other Participant for such period.

       (e) MAXIMUM. Notwithstanding any other provision of this Plan, the maximum Bonus that may be paid to a Covered Officer under the Plan with respect to a particular Performance Period is $1 million. To the extent the period of time defining a Performance Period is changed by the Committee, then the maximum Bonus that may be paid to a Covered Officer under the Plan is an amount that bears the same pro rata relationship to the new period of time as the above amount does to the current six-month Performance Period as set by the Committee.

    8.  PAYMENT OF BONUSES.

       (a) Payment of a Bonus to a Participant shall be made in a single, lump-sum cash payment as soon as practicable after determination of the amount of the Bonus under Section 7 above, except to the extent a Participant has made a timely election to defer the payment of all or any part of such Bonus under the Agilent Technologies, Inc. Executive Deferred Compensation Plan.

       (b) The payment of a Bonus with respect to a specific Performance Period requires that the employee be on the Company's payroll as of the end of such Performance Period. The Committee may make exceptions to this requirement in the case of retirement, death or disability, as determined by the Committee in its sole discretion.

       (c) Payments of Bonuses to Participants who are on the payroll of Affiliates of the Company shall be paid directly by such entities.

    9.  CHANGES IN STATUS.

       (a) If during a Performance Period a person is promoted into a position previously designated by the Committee for participation under the Plan, that person will be able to commence participation in the Plan at the beginning of the next Performance Period.

       (b) If a Participant transfers from one eligible position to another during a Performance Period, any Bonus will be prorated based on the performance of the Participant in each position.

       (c) If during a Performance Period a Participant transfers into a position that is not eligible for participation under the Plan, any Bonus will be prorated based upon the employee's time spent in the eligible position.

       (d) A Participant will forfeit any Bonus for a Performance Period during which a Participant is involuntarily terminated for cause or voluntarily terminates his employment with the Company for reasons other than death, permanent and total disability or retirement, at the age and service-year level set by the Company or the local law requirements where the Participant is employed.

    10. MISCELLANEOUS.

       (a) NO ASSIGNMENT. No portion of any Bonus under the Plan may be assigned or transferred otherwise than by will or the laws of descent and distribution prior to the payment thereof.

       (b) TAX REQUIREMENTS. All payments made pursuant to the Plan or deferred pursuant to Section 8(a) shall be subject to all applicable taxes or contributions required by U.S. federal or state law or by non-U.S. local law to be withheld, in accordance with the procedures to be established by the Committee.

       (c) NO ADDITIONAL PARTICIPANT RIGHTS. The selection of an individual for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company or any of its Affiliates, and the right of the Company and any such Affiliate to dismiss such Participant or to terminate any arrangement pursuant to which any such Participant provides services to the Company, with or without cause, is specifically reserved. No person shall have claim to a Bonus under the Plan, except as otherwise provided for herein, or to continued participation under the Plan. There is no obligation for uniformity of treatment of Participants under the Plan. The benefits provided for Participants under the Plan shall be in addition to and shall in no way preclude other forms of compensation to or in respect of such Participants. It is expressly agreed and understood that the employment is terminable at the will of either party and, if such Participant is a party to an employment contract with the Company or one of its Affiliates, in accordance with the terms and conditions of the Participant's employment contract.

       (d) LIABILITY. The Board and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent auditors for the Company. No member of the Board or of the Committee, any officers of the Company or its Affiliates or any of their designees shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member, officer or designee.

       (e) AMENDMENT; SUSPENSION; TERMINATION. The Board or Committee may, at any time and from time to time, amend, suspend or terminate the Plan or any part of the Plan as it may deem proper and in the best interests of the Company. In the case of Participants employed outside the United States, the Board, the Committee or their designees may vary the provisions of the Plan as deemed appropriate to conform with local laws, practices and procedures. In addition, the Executive Committee of the Board or any of the General Counsel, Secretary or Assistant Secretary of the Company is authorized to make certain minor or administrative changes required by or made desirable by government regulation. Any modification of the Plan may affect present and future Participants and the amount of any Bonus hereunder.

       (f) OTHER COMPENSATION ARRANGEMENTS. Nothing contained in the Plan shall prevent the Company or any Affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only in specific cases.

       (g) GOVERNING LAW. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable federal law.

       (h) NO TRUST. Neither the Plan nor any Bonus shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and any Participant. To the extent that the Participant acquires a right to receive payments from the Company in respect of any Bonus, such right shall be no greater than the right of any unsecured general creditor of the Company.

       (i) SECTION 162(M). All payments under this Plan are designed to satisfy the special requirements for performance-based compensation set forth in Section 162(m)(4)(C) of the Code, and the Plan shall be so construed. Furthermore, if a provision of the Plan causes a payment to fail to satisfy these special requirements, it shall be deemed amended to satisfy the requirements to the extent permitted by law and subject to Committee approval.

       (j) DESIGNATION OF BENEFICIARIES. A Participant may, if the Committee permits, designate a beneficiary or beneficiaries to receive all or part of the Bonuses which may be paid to the Participant, or may be payable, after such Participant's death. A designation of beneficiary shall be made in accordance with procedures specified by the Company and may be replaced by a new designation or may be revoked by the Participant at any time. In case of the Participant's death, a Bonus with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be paid to the designated beneficiary or beneficiaries. Any Bonus granted or payable to a Participant who is deceased and not subject to such a designation shall be distributed to the Participant's estate. If there shall be any question as to the legal right of any beneficiary to receive a Bonus under the Plan, the amount in question may be paid to the estate of the Participant, in which event the Company or its Affiliates shall have no further liability to anyone with respect to such amount.

       (k) EFFECT ON COMPANY BENEFIT PLANS. With the exception of the Agilent Technologies, Inc. Executive Deferred Compensation Plan and the Agilent Technologies, Inc. Excess Benefit Plan, it is the intent of the Company that Company benefits payable or accruable to Participants, to the extent such benefits are based on earnings or compensation level, shall be based on Base Pay. Notwithstanding the foregoing, this paragraph (k) shall apply to Participants outside of the United States to the extent permissible under applicable local laws.

       (l) STOCKHOLDER APPROVAL. Shareholders of the Company will be asked to approve the Plan only to the extent necessary to allow the Company under Section 162(m) to preserve the tax deductibility of payments for performance-based compensation made under the plan to Covered Officers. Plan amendments shall require stockholder approval only if and to the extent required by applicable law or the applicable rules of any stock exchange.

DIRECTIONS TO THE FLINT CENTER

FROM SAN FRANCISCO:

Take 280 to 85 South towards Gilroy.

Exit at Stevens Creek Blvd. (1st off-ramp).

Turn East (left) onto Stevens Creek Blvd. (over freeway),
then turn right onto Mary Ave. (2nd light).                                [MAP]

Upon entering De Anza College campus, bear right and follow signs to parking.

At stop sign turn left.

Parking is available in the parking structure on your right.

FROM SAN JOSE:

Take 280 to the De Anza Blvd. exit.

Turn South (left) onto De Anza Blvd. and proceed to Stevens Creek Blvd., turn right onto Stevens Creek then left onto Mary Ave.

Upon entering De Anza College campus, bear right and follow signs to parking.

At stop sign turn left.

Parking is available in the parking structure on your right.

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
                          [LOGO]                                                       [LOGO]
              ANNUAL MEETING OF STOCKHOLDERS                               ANNUAL MEETING OF STOCKHOLDERS
           Flint Center for the Performing Arts                         Flint Center for the Performing Arts
               21250 Stevens Creek Boulevard                                21250 Stevens Creek Boulevard
                   Cupertino, California                                        Cupertino, California
                     February 29, 2000                                            February 29, 2000
                        10:00 A.M.                                                   10:00 A.M.

                         ADMIT ONE                                                    ADMIT ONE

[5968-8944E]

                                                      AGILENT TECHNOLOGIES, INC.
                            PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR 1-3.
                                                    Withhold   For All                                       For   Against   Abstain
1.  ELECTION OF DIRECTORS -- 01-Edward W.      For    All      Except     3.  Proposal to approve Agilent    / /     / /       / /
    Barnholt and 02-Gerald Grinstein           / /    / /        / /          Technologies, Inc.
                                                                              Pay-For-Results Plan.
    _______________________________________
    (Except nominee(s) written above)

                                               For   Against   Abstain    In their discretion the Proxies are authorized to vote
2.  Proposal to ratify PricewaterhouseCoopers  / /     / /       / /      upon such other business as may properly come before the
    LLP as Independent Accountants.                                       meeting.

                                                                          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
                                                                          MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.
                                                                          IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR
                                                                          ITEMS 1 THROUGH 3.


                                                                                                  Dated: ____________________, 2000

                                                                          _________________________________________________________
                                                                          Signature

                                                                          _________________________________________________________
                                                                          Signature


Please sign exactly as your name or names appear above. For joint accounts, each owner should sign. When signing as executor, administrator, attorney, trustee or guardian, etc., please give your full title.

------------------------------------------------------------------------------------------------------------------------------------
                                                ^     DETACH PROXY CARD HERE     ^

[AGILENT LOGO]                                                             PROXY

                          AGILENT TECHNOLOGIES, INC.

              ANNUAL MEETING OF STOCKHOLDERS -- FEBRUARY 29, 2000

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Edward W. Barnholt and D. Craig Nordlund and each of them as proxies for the undersigned, with full power of substitution, to act and to vote all the shares of Common Stock of Agilent Technologies, Inc. held of record by the undersigned on December 31, 1999, at the annual meeting of stockholders to be held on Tuesday, February 29, 2000, or any adjournment thereof.


      IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

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